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                                                                     EXHIBIT 4-Q



                               TRUSERV CORPORATION

                                  $105,000,000


               AMENDED AND RESTATED SENIOR SECURED NOTES DUE 2008


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                  AMENDED AND RESTATED NOTE PURCHASE AGREEMENT


                           DATED AS OF APRIL 14, 2000


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TRUSERV CORPORATION
8600 West Bryn Mawr Avenue
Chicago, Illinois  60631


                                                                  April 14, 2000

To Each of the Purchasers
Listed in the Attached Schedule 1
(each, a "PURCHASER")



Ladies and Gentlemen:

                  Re: AMENDED AND RESTATED NOTE PURCHASE AGREEMENT (the "AGREEMENT")

                  The undersigned, TruServ Corporation, a Delaware corporation formerly known as Cotter & Company (herein called the "COMPANY"), hereby agrees and acknowledges that:

                  A. The Company and you are parties to the Note Purchase Agreement dated as of September 10, 1998 as amended by Amendment No. 1 to Note Purchase Agreements dated as of April 1, 1999 (the "ORIGINAL NPA").

                  B. Pursuant to the Original NPA, the Company issued and sold to you $105,000,000 aggregate principal amount of its 6.85% Senior Notes due 2008 (the "ORIGINAL NOTES").

                  C. You and the Company desire to amend the Original NPA and to restate the Original NPA in full as hereinafter set forth.

                  D. In addition, you and the Company desire to amend the Original Notes and to restate the Original Notes in full as hereinafter set forth.

                  In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees with you as set forth below. Reference is made to paragraph 10 hereof for definitions of capitalized terms used herein and not otherwise defined herein; references to a "paragraph," a "Schedule" or an "Exhibit" are, unless otherwise specified, to a paragraph of this Agreement or to a Schedule or an Exhibit attached to this Agreement.


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                  DESCRIPTION OF NOTES.

                  1A. DESCRIPTION OF NOTES. As of the Effective Date, the Original Notes are hereby amended and restated in accordance with the terms of this Agreement (such Original Notes, as so amended and restated, the "NOTES," such term to include any such notes issued in substitution therefor pursuant to paragraph 11 of this Agreement or the Other Agreements). As a result, each of the Notes shall (i) be dated as of the Effective Date, (ii) bear interest from (and including) the Original Issuance Date to (but excluding) the date of repayment in full of all amounts due thereunder, at a rate per annum equal to
(x) for each day during the period from (and including) the Original Issuance Date to (but excluding) April 1, 1999, 6.85% (y) for each day during the period from (and including) April 1, 1999 to (but excluding) January 1, 2000, 7.35%, and (z) for each day during the period from (and including) January 1, 2000 to (but excluding) the date of repayment in full of all amounts due thereunder, the Applicable Interest Rate; (iii) bear interest on overdue principal (whether by acceleration or otherwise and including any overdue prepayment of principal), Make-Whole Amount (as defined in paragraph 4F), premium, if any, and installments of interest at the Overdue Rate until paid; and (iv) be substantially in the form attached hereto as Exhibit A. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30 day months. In this paragraph 1A, the following terms have the following meanings:

                  "APPLICABLE INTEREST RATE" shall mean, for each day during each Relevant Period,

                  (a) 10.10%, if (i) the long-term unsecured debt of the Company is not rated by Standard & Poor's Rating Services, a Division of The McGraw-Hill Companies, Inc. ("S&P"), on the first day of such Relevant Period, or (ii) the long-term unsecured debt of the Company is rated lower than BBB by S&P on the first day of such Relevant Period;

                  (b) 9.25%, if the long-term unsecured debt of the Company is rated BBB or higher by S&P on the first day of such Relevant Period;

provided, however, that the Applicable Interest Rate shall mean, for each day during any Relevant Period in which an Event of Default shall have occurred or be continuing, the Overdue Rate for such day.

                  "RELEVANT PERIOD" shall mean (i) each six-month period from (and including) January 1 of each year to (but excluding) July 1 of such year and (ii) each six-month period from (and including) July 1 of each year to (but excluding) January 1 of the immediately succeeding year.

                  1B. ORIGINAL ISSUANCE DATE; REPLACEMENT OF NOTES; AMENDMENT
FEE.

                  (a) The Company issued and sold to each Purchaser listed in the attached Schedule 1, and each Purchaser purchased from the Company, the principal amount of Original Notes set forth beside such Purchaser's name on
Schedule 1 at a price of 100% of the principal amount thereof (the "PURCHASE PRICE"), on September 10, 1998 (the "ORIGINAL ISSUANCE DATE"). The aggregate principal amount of Original Notes issued and sold on the Original Issuance Date by the Company was $105,000,000.


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                  (b) On the Effective Date, each Purchaser will surrender all
Original Notes held by it to the Company and the Company will deliver in exchange therefor, without expense to such Purchaser, Notes in the same aggregate principal amount as the then aggregate unpaid principal amount of the Original Notes so surrendered, in such denominations of U.S. $100,000 or any amount in excess thereof, and registered in such names, as such Purchaser shall have specified.

                  (c) On the Effective Date, the Company shall pay to each Purchaser an amendment fee in an amount equal to 0.50% of the aggregate principal amount of the Original Notes that are being exchanged by such Purchaser pursuant to this paragraph 1B (the "AMENDMENT FEE").

                  2. OTHER AGREEMENTS; OTHER NOTES.

                  Contemporaneously with entering into this Agreement, the Company is entering into separate Amended and Restated Note Purchase Agreements (the "OTHER AGREEMENTS") identical with this Agreement with each of the other purchasers listed in Schedule 1 (the "OTHER PURCHASERS"), providing for the amendment and restatement of their Original NPAs and of their Original Notes and for the exchange of the Original Notes held by each of such Other Purchasers for Notes in the principal amount specified opposite such Other Purchaser's name in
Schedule 1. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

                  3. EFFECTIVENESS.

                  This Agreement shall become effective on the date on which the following conditions have been fulfilled to your satisfaction (the "EFFECTIVE DATE"):

                  3A. CERTAIN DOCUMENTS. You shall have received the following, each dated the date of the Effective Date:

                      (i) The Notes to be issued to you pursuant to paragraph
                  1B.

                      (ii) This Agreement executed by the Company.

                      (iii) Certified copies of the resolutions of the Board of
                  Directors of the Company and each Guarantor authorizing the execution and delivery of this Agreement, the Notes, the Intercreditor Agreement, the Guaranty and all other Note Documents to be delivered by it hereunder, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Notes, the Intercreditor Agreement, the Guaranty and all other Note Documents to be delivered by it hereunder.

                      (iv) A certificate of the Secretary or an Assistant
                  Secretary of the Company and each Guarantor, dated the Effective Date, certifying the names and true signatures of the officers of the Company and each Guarantor authorized to



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                  sign this Agreement, the Notes, the Intercreditor Agreement, the Guaranty and all other Note Documents to be delivered by it hereunder and certifying as to the resolutions attached to such certificate and other corporate proceedings relating to the authorization, execution and delivery of this Agreement, the Notes, the Intercreditor Agreement, the Guaranty and all other Note Documents to be delivered by it hereunder.

                      (v) A certificate of an officer of the Company, dated the
                  date of the Effective Date, certifying that the conditions specified in paragraphs 3B and 3F have been fulfilled.

                      (vi) Copies of the Certificate of Incorporation and
                  By-laws (or other organizational documents) of the Company and each Guarantor certified by the Secretary or an Assistant Secretary of the Company and each Guarantor, as applicable.

                      (vii) A favorable opinion of Michael Best & Friedrich LLC
                  counsel to the Company and the Guarantors satisfactory to you and substantially in the form of Exhibit B attached hereto, and as to such other matters as you may reasonably request. The Company hereby directs such counsel to deliver such opinions, agrees that the issuance of any Notes will constitute a reconfirmation of such directions, and understands and agrees that you upon receipt of such opinions will and hereby are authorized to rely on such opinions.

                      (viii) Good standing certificates for (a) the Company from the Secretaries of State of Delaware and Illinois, and (b) each Guarantor from the Secretary of State (or similar applicable Governmental Authority) of its State of incorporation, each dated of a recent date, and such other evidence of the status of the Company or any Guarantor as you may reasonably request.

                      (ix) Evidence of payment by the Company of all accrued and unpaid fees, costs and reasonable expenses to the extent then due and payable on the Effective Date, together with Attorney Costs of each Purchaser to the extent invoiced prior to or on the Effective Date, plus such additional amounts of Attorney Costs as shall constitute each Purchaser's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and such Purchaser), including any such costs, fees and reasonable expenses arising under or referenced in paragraph 13.

                      (x) Evidence of payment by the Company of the Amendment
                  Fee referred to in paragraph 1B.

                      (xi) The Guaranty, signed by each Guarantor.

                      (xii) The Security Agreement signed by the Company and
                  each Guarantor, together with evidence, satisfactory to the Collateral Agent and the holders of the Notes, that the Company and each Guarantor have delivered to the



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                  Collateral Agent all financing statements and other documents necessary to perfect the Collateral Agent's Lien on all collateral granted under the Security Agreement.

                      (xiii) The Pledge Agreement, executed by the Company and
                  each Guarantor that as of the Effective Date has one or more Subsidiaries, together with all stock certificates, stock powers and other items required to be delivered in connection therewith.

                      (xiv) The Intercreditor Agreement, signed by the parties
                  thereto and consented to by the Company and the Guarantors.

                      (xv) The Trademark Security Agreement, signed by the
                  Company.

                      (xvi) Copies of each of the BA Credit Agreement, the
                  Prudential Agreement and each of the other Financing Agreements (as defined in the Intercreditor Agreement) certified as true and correct by the Secretary or an Assistant Secretary of the Company, together with evidence reasonably satisfactory to the holders of Notes that all conditions to the effectiveness thereof have been satisfied.

                      (xvii) Additional documents or certificates with respect
                  to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by you.

                  3B. REPRESENTATIONS AND WARRANTIES; PERFORMANCE; NO DEFAULT. The representations and warranties contained in paragraph 8 shall be true when made and on the Effective Date. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or on the Effective Date and no Default or Event of Default shall have occurred and be continuing or would result from the execution and performance by the Company of this Agreement and all the other Note Documents. Neither the Company nor any Subsidiary nor any Guarantor shall have entered into any transaction since the date of the Memorandum that would have been prohibited by paragraph 6 had such paragraph applied since such date. Since December 31, 1999, no event or circumstance has occurred that has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  3C. PURCHASE PERMITTED BY APPLICABLE LAWS. The execution and delivery of this Agreement and all other Note Documents shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or regulation, and you shall have received such certificates or other evidence as you may request to establish compliance with this condition.


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                  3D. OTHER PURCHASERS. The Other Purchasers shall have executed the Other Agreements referred to in paragraph 2 and shall have exchanged their Original Notes for Notes as contemplated thereby on the Effective Date.

                  3E. PRIVATE PLACEMENT NUMBER. A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

                  3F. CHANGES IN CORPORATE STRUCTURE. The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 8E.

                  3G. PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and the other Note Documents and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

                  4. PREPAYMENTS.

                  4A. REQUIRED PREPAYMENTS. On July 1, 2002, the Company will prepay $10,500,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes, and on July 1, 2003 and on each July 1 thereafter to and including July 1, 2007 the Company will prepay $15,750,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes, each such prepayment to be at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Notes pursuant to paragraph 4B or purchase of the Notes permitted by paragraph 4E the principal amount of each required prepayment of the Notes becoming due under this paragraph 4A on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

                  4B. OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest on such principal amount so prepaid accrued to the prepayment date plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this paragraph 4B not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with paragraph 4C), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were




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the date of the prepayment), setting forth the details of such computation. Two
Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

                  4C. ALLOCATION OF PARTIAL PREPAYMENTS. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

                  4D. MATURITY; SURRENDER, ETC. In the case of each prepayment of Notes pursuant to this paragraph 4, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be reissued in lieu of any prepaid principal amount of any Note.

                  4E. PURCHASE OF NOTES. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provisions of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

                  4F. MAKE-WHOLE AMOUNT. The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or has become or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

                  "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.


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                  "REINVESTMENT YIELD" means, with respect to the Called
Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 11:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on page "USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in United States government securities) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

                  "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date (it being understood and agreed that the interest rate on the Notes, for purposes of this calculation, shall be the interest rate that applies to the Notes on the third Business Day immediately preceding such Settlement
Date), provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to paragraph 4B or 7A.

                  "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or has become or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.



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                  5. AFFIRMATIVE COVENANTS. The Company covenants that so long as any Note is outstanding:

                  5A. FINANCIAL STATEMENTS. The Company covenants that it will deliver to each holder of Notes that is an Institutional Investor:

                      (i) as soon as practicable and in any event within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of operations and cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP and satisfactory in form to the Required Holders and certified by a Senior Financial Officer of the Company, subject to changes resulting from year-end adjustments;

                      (ii) as soon as practicable and in any event within 120
                  days after the end of each fiscal year, consolidated statements of operations, capital stock and retained earnings and cash flows of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding fiscal year, all in reasonable detail and satisfactory in scope to the Required Holder(s) and, as to such consolidated statements, certified by Ernst & Young LLP (or any independent public accountants of recognized national standing) whose certificate shall be in scope and substance satisfactory to the Required Holder(s) accompanied by an additional certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit);

                      (iii) as soon as practicable and in any event within 45
                  days after the end of each month in each fiscal year, consolidated statements of operations and cash flows of the Company and its Subsidiaries for such month, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such month, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP and satisfactory in form to the Required Holders and certified by a Senior Financial Officer of the Company, subject to changes resulting from year-end adjustments;




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                      (iv) promptly upon transmission thereof, copies of all
                  such financial statements, proxy statements, notices and reports as it shall send to its stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

                      (v) promptly, and in any event within ten days after a
                  Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                      (a) with respect to any Plan, any reportable event, as
                  defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof if such reportable event could reasonably be expected to have a Material Adverse Effect; or

                      (b) the taking by the PBGC of steps to institute, or the
                  threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                      (c) any event, transaction or condition that could result
                  in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title 1 or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                      (vi) promptly, and in any event within 30 days of receipt
                  thereof, copies of any notice to be Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

                      (vii) promptly, such information or documentation as any
                  such holder of Notes may request from time to time regarding the efforts of the Company and its Subsidiaries to address the Year 2000 Problem;

                      (viii) promptly, and in any event within five Business
                  Days after a Responsible Officer becoming aware of any of the following, a written notice to you setting forth the nature of any of the following matters that has resulted or may reasonably be expected to result in a Material Adverse Effect:
                  (a) any breach




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                  or non-performance of, or any default under, a Contractual
                  Obligation of the Company or any Subsidiary; (b) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (c) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary including pursuant to any applicable Environmental Laws;

                      (ix) together with each delivery of financial statements
                  required by clauses (i) and (ii) above relating to each of the periods covered by the projections attached hereto as Schedule 8E, the Company will deliver to each such holder of Notes a management's discussion and analysis (x) discussing the results of such period and (y) showing all the variances from such projections that occurred in such period and explaining in reasonable detail the reasons therefor;

                      (x) promptly following, and in any event within five
                  Business Days of, (x) any change in, or withdrawal of, the rating of the Company's long-term unsecured debt by S&P or (y) any material change in accounting policies or financial reporting practices by the Company or any Subsidiary, notice thereof;

                      (xi) simultaneously with the delivery thereof under the BA
                  Credit Agreements, copies of all information and notices required to be given by the Company pursuant to Section 6.3 thereof (or any successor provision thereto) or of any other notice, report or other written information delivered to the agent or any lender under the BA Credit Agreements; and

                      (xii) with reasonable promptness, such other data and
                  information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder, under the Notes and under the other Note Documents as from time to time may be reasonably requested by any such holder of Notes.

Together with each delivery of financial statements required by clauses (i) and
(ii) above, the Company will deliver to each such holder an Officer's Certificate executed by a Responsible Officer demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraph 6 and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. The Company also covenants that immediately after any Responsible Officer obtains knowledge of an Event of Default or Default, and in any event within five Business Days of the date that such Responsible Officer obtains such knowledge, it will deliver to each holder of Notes an Officer's Certificate executed by a Responsible Officer specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

                  5B. INSPECTION. The Company shall, and shall cause each Subsidiary to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit the representatives of each holder of Notes that is an Institutional
Investor:

                      (i) No Default. If no Default or Event of Default then
                  exists, at the expense of the Company and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                      (ii) Default. If a Default or Event of Default then
                  exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

                  5C. MAINTENANCE OF PROPERTIES. The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times and shall make all repairs, replacements, additions and betterments as needed so that the efficiency of such properties shall be maintained, provided that this paragraph 5C shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  5D. MAINTENANCE OF INSURANCE. The Company covenants that it and each Subsidiary will maintain, with financially sound and reputable insurers, insurance in such amounts and against such liabilities and hazards as are customarily maintained by companies in businesses similar to the businesses of the Company and each such Subsidiary and owning properties similar to the properties owned by the Company and each such Subsidiary; provided, however, that such insurance is commercially available; and provided further that the Company and its Subsidiaries may maintain a system of self insurance against such liabilities and hazards if such system is comparable to the self-insurance systems customarily maintained by companies in businesses similar to the Company's business and owning properties similar to the Company's properties. Together with each delivery of financial statements under clause (ii) of paragraph 5A, the Company will, upon the request of any holder of Notes that is an Institutional Investor, deliver an Officer's Certificate specifying the details of such insurance in effect.

                  5E. COOPERATIVE STATUS. The Company covenants that it will at all times maintain its status as a cooperative for purposes of Subchapter T of the Code; provided, however, in the event that the Code or other applicable law is modified after the date hereof and as a result of such modification the Company is unable to satisfy its obligations under this paragraph, then the Required Holders and the Company shall agree, or in good faith negotiate to agree, to amend the covenants contained in this Agreement so that the application of such covenants (following such modification of the Code or other applicable law and the effect thereof on the Company) will be substantially the same as prior thereto.

                  5F. COMPLIANCE WITH LAWS. The Company covenants that it shall, and shall cause each Subsidiary to, comply with all applicable laws, rules, regulations, decrees and orders of all federal, state, local or foreign courts or governmental agencies, authorities, instrumentalities or regulatory bodies (including, without limitation, Environmental Laws) the noncompliance with which could be reasonably expected to result in a Material Adverse Effect.

                  5G. PAYMENT OF TAXES AND CLAIMS. The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their respective properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims (including, without limitation, claims for labor, materials and supplies) for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary.

                  5H. CORPORATE EXISTENCE, ETC. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to paragraph 6A(3)(ii), the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect. Notwithstanding the provisions of this paragraph 5H, the Company may dissolve or liquidate any Inactive Subsidiary.

                  5I. COLLATERAL ACCOUNTING SYSTEMS EXAMINATION. The Company covenants that it will (a) cooperate with the Collateral Agent, the holders of the Notes and their respective representatives in commencing a collateral and accounting systems examination within 30 days following the Effective Date and completing such examination as promptly as practicable thereafter and (b) pay all reasonable costs and expenses in connection with such examination.

                  5J. REAL ESTATE DOCUMENTS. (a)(i) The Company shall, and shall cause each applicable Guarantor to, promptly (and, in any event, no later than April 26, 2000) execute and deliver a Mortgage providing for a fully perfected Lien, in favor of the Collateral Agent, in all right, title and interest of the Company or such Guarantor in each parcel of real property listed on Part 1 of Schedule 5J (each a "PRIMARY PROPERTY").

                      (ii) The Company shall, and shall cause each applicable
                  Guarantor to, promptly (and in any event, no later than May 10, 2000) execute and deliver a Mortgage providing for a fully perfected Lien, in favor of the Collateral Agent, in all right, title and interest of the Company or such Guarantor in each parcel of real property listed on Part 2 of Schedule 5J (each a "SECONDARY PROPERTY"; the Primary Properties and the Secondary Properties are collectively referred to as the "PROPERTIES").

                  (b) The Company shall, and shall cause each Guarantor to, promptly (and, in any event, no later than May 15, 2000 for each Primary Property and May 31, 2000 for each Secondary Property) provide the following documents in connection with each Mortgage referred to above:

                      (i) an ALTA Loan Title Insurance Policy, issued by an
                  insurer acceptable to the Collateral Agent, insuring the Collateral Agent's Lien on the Property subject to such Mortgage and containing such endorsements as the Collateral Agent and the Majority Holders may reasonably require (it being understood that the amount of coverage, exceptions to coverage and status of title set forth in such policy shall be acceptable to the Collateral Agent and the Majority Holders);

                      (ii) copies of all documents of record concerning such
                  Property as shown on the commitment for the ALTA Loan Title Insurance Policy referred to above;

                      (iii) original or certified copies of all insurance
                  policies required to be maintained with respect to such Property by this Agreement or the applicable Mortgage; and

                      (iv) a flood insurance policy covering such Property,
                  reasonably satisfactory to the Collateral Agent and the Majority Holders, if required by the Flood Disaster Protection Act of 1973.

                  Additionally, in the case of any real property leased by the Company or any Guarantor, the Company shall use its best efforts to, or shall cause such Guarantor to use its best efforts to, provide a consent, in form and substance satisfactory to the Collateral Agent, from the owner and each mortgagee of such property (a) consenting to the Mortgage in favor of the Collateral Agent with respect to such property and (b) waiving any landlord's Lien in respect of personal property kept at the premises subject to such lease.

                  5K. FURTHER ASSURANCES. The Company shall (a) cause all Subsidiaries to guarantee the obligations of the Company hereunder pursuant to the Guaranty (and in furtherance of the foregoing, immediately upon the creation or acquisition of any Subsidiary, cause each Subsidiary to execute and deliver a counterpart of the Guaranty, together with such other documents, including resolutions and opinions of counsel, as the Collateral Agent or any holder of Notes may reasonably request), provided neither TruServ Specialty Company, LLC nor any Inactive Subsidiary or Foreign Subsidiary (other than Cotter Canada Hardware and Variety Company, Inc.), shall have an obligation to execute a counterpart of the Guaranty; and (b) take, and cause each of Guarantors to take (at the expense of the Company or such Guarantor, as the case may be), such actions as are necessary or as the Collateral Agent or the Majority Holders may reasonably request from time to time (including the execution and delivery of security agreements, pledge agreements, financing statements, mortgages, deeds of trust and other documents, the filing or recording of any of the foregoing, the delivery of stock certificates and other collateral with respect to which perfection is obtained solely by possession, the notation of the Collateral Agent's Liens on certificates of title for vehicles and the delivery of opinions of counsel) to ensure that the obligations of the Company and each Guarantor hereunder, under the Guaranty and under any other Note Document, as applicable, are and continue to be secured by valid and perfected security interests in substantially all of the personal property of each such entity, and provided further that neither the Company nor any Guarantor shall be required to pledge more than 65% of the stock of any Foreign Subsidiary (other than Cotter Canada Hardware and Variety Company, Inc.).

                  5L. WAIVER OF NEGATIVE PLEDGE. The Company will not later than June 30, 2000 cause The Industrial Development Authority of the State of New Hampshire (the "IDA") to waive the negative pledge set forth in Section 8.1 of the Loan Agreement dated as of October 1, 1982 between the IDA and the Company (then known as Cotter & Company) to permit a Lien in favor of the Collateral Agent on the Project (as defined in the Loan Agreement referred to above).

                  6. NEGATIVE COVENANTS.

                  6A. LIEN, DEBT AND OTHER RESTRICTIONS. The Company covenants that it will not and will not permit any Subsidiary to:

                  6A(1) LIENS. Create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except:

                      (i) Liens for taxes, assessments, governmental charges or
                  levies, statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or which are being actively contested in good faith by appropriate proceedings and with respect to which the Company or the applicable Subsidiary maintains adequate reserves;

                      (ii) Liens arising out of judgments or awards against the
                  Company or any Subsidiary which are being actively contested in good faith by appropriate proceedings;

                      (iii) Liens incidental to the conduct of its business or
                  the ownership of its properties and assets (including attorneys' Liens and Liens in connection with worker's compensation, unemployment insurance and other like laws, but excluding any Lien imposed by ERISA) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature, all of which were not incurred in connection with the borrowing of money or the obtaining of advances or credit; provided in each case, the obligation secured is not overdue, or, if overdue, is being actively contested in good faith by appropriate proceedings;

                      (iv) minor survey exceptions or minor encumbrances,
                  easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real property that are necessary for the conduct of the operations of the Company and its Subsidiaries or that customarily exist on properties of corporations engaged in similar businesses and are similarly situated and that do not in any event materially impair their use in the operations of the Company and its Subsidiaries;

                      (v) Liens on property or assets of a Subsidiary to secure
                  obligations of such Subsidiary to the Company or another Subsidiary;

                      (vi) Liens in existence on the date hereof described on
                  Schedule 6A(1);


                      (vii) after the date hereof, Liens (A) consisting of
                  Capitalized Lease Obligations, or (B) existing prior to the time of acquisition upon any property acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise, whether or not expressly assumed by the Company or such Subsidiary, or (C) placed on property at the time of acquisition by the Company or any Subsidiary to secure all or a portion of (or to secure Debt incurred to pay all or a portion of) the purchase price thereof, provided that (1) in the case of (B), any such Lien shall not -------- have been created, incurred or assumed in contemplation of such purchase, merger, consolidation or other event in (B), (2) all of such property is not or shall not thereby become encumbered in any amount in excess of the lesser of 100% of the cost thereof or fair market value thereof (as determined in good faith by the board of directors of the Company), (3) in the case of (B) and (C), any such Lien shall be confined solely to the item(s) of property so acquired, (4) in the case of (C), any such Lien shall have been created or incurred concurrently with the acquisition of such property, and (5) any Debt secured by such Lien is permitted by the provisions of paragraph 6A(2). Notwithstanding the terms of this clause
                  (vii) of paragraph 6(A)(1), the Company or any Subsidiary may not dispose of assets to a third party and repurchase them with Debt secured in whole or in part by Liens placed on such assets; however, this subparagraph is not intended to limit the Company's ability to sell assets and lease such assets back under operating leases;

                      (viii) Liens renewing or extending any Lien permitted by
                  clauses (vi) and (vii) of this paragraph 6(A)(1), provided that (A) such Lien is not extended to other property of the Company or any Subsidiary, (B) the principal amount of Debt secured by such Lien does not exceed the principal amount outstanding at the time of such renewal or extension, and (C) no Default or Event of Default shall exist or result therefrom;

                      (ix) other Liens securing Funded Debt (other than Funded
                  Debt that constitutes Subordinated Debt); provided, however, that (a) such Funded Debt is permitted by the provisions of paragraph 6A(2), (b) the aggregate amount of all Secured Funded Debt outstanding together with all Funded Debt of any Subsidiary (other than as permitted by clause (i) of paragraph 6A(2)) does not at any time exceed (A) prior to the Reset Date, $25,000,000 and (B) on and after the Reset Date, an amount equal to ten percent (10%) of Consolidated Total Assets, and (c) no Default or Event of Default shall exist or result therefrom; and

                      (x) Liens in favor of the Collateral Agent, provided that
                  the Intercreditor Agreement shall be in full force and effect.

                      6A(2) DEBT. Create, incur, assume or suffer to exist any
                  Debt, except:

                      (i) Funded Debt of any Subsidiary to the Company or any
                  other wholly-owned Subsidiary;

                      (ii) Subordinated Funded Debt;

                      (iii) Senior Funded Debt of the Company and its
                  Subsidiaries, so long as (a) the aggregate principal amount (without duplication) of consolidated Senior Funded Debt does not exceed at any time (i) through (and including) December 31, 2000, an amount equal to sixty percent (60%) of the sum of Consolidated Capitalization plus Special 1999 Charges plus Special A/P Charges, (ii) from (and including) January 1, 2001 through (and including) December 31, 2001 an amount equal to sixty per cent (60%) of Consolidated Capitalization and (iii) after December 31, 2001, an amount equal to fifty-five per cent (55%) of Consolidated Capitalization, and (b) the aggregate amount of all Funded Debt of Subsidiaries (excluding that permitted by clause (i) of this paragraph 6A(2) and that evidenced by the Guaranty), together with all Secured Funded Debt does not exceed 10% of Consolidated Total Assets (it being understood that for purposes of this clause (iii) Consolidated Capitalization and Consolidated Total Assets shall be measured as of the later of (x) the end of the Company's most recent quarterly period and (y) any other date as of which the Company has prepared and delivered to each holder of the Notes that is an Institutional Investor a consolidated balance sheet of the Company and its Subsidiaries);

                      (iv) Current Debt of the Company provided that commencing
                  on September 1, 1998 and at all times thereafter there shall have been a period of at least thirty (30) consecutive days within the twelve month period immediately preceding the date of determination during which the average aggregate principal amount of Current Debt of the Company outstanding during such 30-day period did not exceed at any time during such 30-day period an amount equal to the minimum amount of Funded Debt which would have been permitted as additional Senior Funded Debt under clause (iii) of this paragraph 6A(2) at any time during such 30-day period, it being understood and agreed that to the extent Current Debt is treated as Senior Funded Debt for purposes of this paragraph 6A(2)(iv), it shall also be included in Consolidated Capitalization.

Without limiting the foregoing provisions of this paragraph 6A(2), the Company shall not permit the aggregate principal amount of all Debt of the Company and its Subsidiaries (other than (i) Debt hereunder and under the other Note Documents, (ii) Debt under the BA Credit Agreements referred to in clause (i) of the definition thereof (without giving effect to any amendments thereto that would increase the amounts that may be borrowed thereunder), (iii) Debt referred to on Schedule 6A(2) which was outstanding on March 31, 2000 and (iv) Subordinated Debt owed to members of the Company) to exceed $35,000,000 at any time prior to the Reset Date.

                  6A(3)(I) SALE OF ASSETS. Sell, lease, transfer or otherwise dispose of any assets of the Company or any Subsidiary (an "ASSET SALE") (it being understood that an Asset Sale shall include (A) the sale and/or issuance of stock of any Subsidiary to Persons other than the Company or any wholly-owned Subsidiary and (B) any dilution of ownership arising from a merger or consolidation of Subsidiaries as permitted by paragraph 6A(3)(ii)), other than in the ordinary course of business, unless the Net Cash Proceeds of all such assets sold, leased or otherwise disposed of outside of the ordinary course of business during the most recent 36-month rolling period when added together, without duplication, with any assets then proposed to be sold outside of the ordinary course of business, do not exceed $10,000,000. Excluded from the foregoing limitation are the disposition of assets the proceeds of which are, within 180 days of such disposition, either (i) reinvested in property or assets for use in the existing business of the Company and its Subsidiaries, or (ii) applied on a pro rata basis to prepay Senior Funded Debt, including, without limitation, the Notes pursuant to paragraph 4B hereof, including the Make-Whole Amount provided for in said paragraph 4B. Notwithstanding the foregoing, TruServ Canada Cooperative Inc. may issue and sell shares of its stock in the ordinary course of business consistent with its practices as of April 13, 1992.

                  6A(3)(II) MERGER. Merge or consolidate with any other Person, except that (a) Subsidiaries may be merged into the Company or any other Subsidiary, (b) the Company may after the Reset Date merge with another Person, provided that the Company is the surviving corporation, and no Event of Default or Default shall exist either immediately before or after such merger and (c) any Subsidiary may after the Reset Date merge with another Person (other than the Company unless permitted by clauses (a) and (b) above) so long as no Event of Default or Default shall exist immediately before or after such merger.

                  6A(4) RESTRICTIONS ON TRANSACTIONS WITH AFFILIATES AND STOCKHOLDERS. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property (other than shares of stock of Company) to, or otherwise deal with (i) any Affiliate or Substantial Stockholder, or (ii) any corporation in which an Affiliate, Substantial Stockholder or the Company (either directly or through Subsidiaries) owns 5% or more of the outstanding voting stock, except that (a) any such Affiliate or Substantial Stockholder may be a director, officer or employee of the Company or any Subsidiary and may be paid reasonable compensation in connection therewith,
(b) the Company and its Subsidiaries may perform or engage in any of the foregoing in the ordinary course of business upon terms no less favorable to the Company or such Subsidiary (as the case may be) than if no such relationship described in clauses (i) and (ii) above existed and (c) the Company may sell or purchase from any such Person shares of the Company's stock subject to the provisions of paragraphs 6B and 6C.

                  6B. RESTRICTED INVESTMENTS. The Company will not, and will not permit any Subsidiary to, make or permit a Subsidiary to make any Investment except the Company and any Subsidiary may:

                      (a) make or permit to remain outstanding loans or advances to any Subsidiary other than an Inactive Subsidiary;

                      (b) after the Reset Date, own, purchase or acquire stock,
                  obligations or securities of a Subsidiary or of a corporation which immediately after such purchase or acquisition will be a Subsidiary;

                      (c) acquire and own stock, obligations or securities
                  received in settlement of debts (created in the ordinary course of business) owing to the Company or any Subsidiary;

                      (d) own, purchase or acquire prime commercial paper,
                  banker's acceptances and certificates of deposit in United States and Canadian commercial banks (having combined capital and surplus of not less than U.S. $100,000,000) and repurchase agreements with respect to the foregoing, in each case due within one year from the date of purchase and payable in the United States in United States dollars, obligations of the government of the United States or any agency thereof, and obligations guaranteed by the government of the United States;

                      (e) make or permit to remain outstanding travel and other
                  similar advances to officers and employees in the ordinary course of business;

                      (f) permit to remain outstanding Investments existing on
                  the Effective Date and described on Schedule 6B;

                      (g) to the extent applicable, make Investments permitted
                  under paragraph 6C below; and

                      (h) maintain deposit accounts with financial institutions
                  in the ordinary course of business; provided that the amount maintained in deposit accounts with financial institutions other than the Lenders (as defined in the BA Credit Agreement) shall not exceed (x) in the case of any one such account, $200,000 for more than three consecutive Business Days; and
                  (y) in the case of all such accounts in the aggregate, $600,000 for more than two consecutive Business Days.

Notwithstanding the foregoing, the Company will not permit the aggregate amount of Investments in TruServ Specialty Company, LLC to exceed $1,500,000 at any time.

                  6C. RESTRICTED PAYMENTS. The Company will not, and will not permit any Subsidiary to, pay or declare cash dividends, cash patronage dividends or dividends on any class of its stock (other than dividends in kind) or redeem, purchase or otherwise acquire, or make any redemptions, purchase, or other acquisition of any of its stock or apply miscellaneous deductions in lieu of patronage dividends, or make or permit any Subsidiary to make any Restricted Investment (each a "RESTRICTED PAYMENT") except, if Consolidated Net Earnings for any fiscal year are positive, to the extent that the aggregate amount of all such Restricted Payments made in such fiscal year does not exceed the Applicable Percentage (as defined below) of Consolidated Net Earnings for such fiscal year. For purposes of the foregoing, "APPLICABLE PERCENTAGE" means 40%. Notwithstanding the foregoing, the Company will not and will not permit any Subsidiary to make or pay any Restricted Payment (a) prior to January 1, 2001, or (b) if at the time such Restricted Payment is made or paid, or after giving effect thereto, a Default or an Event of Default would exist.

                  6D. COMPLIANCE WITH ERISA. The Company will not, and will not permit any Subsidiary to, engage in any transaction in connection with which the Company or any Subsidiary could be subject to either a civil penalty assessed pursuant to section 502(i) of ERISA or a tax imposed by section 4975 of the Code, terminate or withdraw from any Plan in a manner, or take any other action with respect to any such Plan (including, without limitation, a substantial cessation of operations within the meaning of section 4062(e) of ERISA), which could result in any liability of the Company or any Subsidiary under Title IV of ERISA to any Person (including the PBGC or a trustee appointed under section 4042(b) or (c) of ERISA), fail to make full payment when due of all amounts which, under the provisions of any Plan, the Company or any Subsidiary is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Plan (other than a Multiemployer Plan), if, in any such case, such penalty or tax or such liability, or the failure to make such payment, or the existence of such deficiency, as the case may be, could be reasonably expected to have a Material Adverse Effect.

                  6E. NO CHANGE IN SUBORDINATION TERMS, NO OPTIONAL PREPAYMENTS ETC. The Company will not, and will not permit any Subsidiary to, (a) amend, alter or otherwise change any provision of any of the subordinated promissory notes now or hereafter issued by the Company or take any other action (or refrain from taking an action) which would have the effect of eliminating or altering in any way the effect of the subordination language appearing in such subordinated promissory notes or the rights of the holders of the Notes arising as a result thereof or (b) make any optional or voluntary prepayment, in whole or in part, of any Subordinated Debt. The Company will not, and will not permit any Subsidiary to, make any optional or voluntary prepayment, in whole or in part, of any Benefited Obligations, other than (i) optional or voluntary prepayments, in whole or in part, of loans under the BA Credit Agreements that do not trigger a reduction in any commitments of the lenders thereunder and (ii) optional or voluntary prepayments, in whole or in part, of the Senior Note Obligations (as defined in the Intercreditor Agreement) pursuant to the terms hereof.

                  6F. NATURE OF BUSINESS. The Company will not, and will not permit any Subsidiary to, engage in the business of underwriting risks for insurance purposes, or in any other aspect of insurance related business other than in the ordinary course of business in accordance with its practices as of the Effective Date; or purchase and sell real estate (other than on an agency basis) for purposes other than those relating directly to its principal business except for purchases and sales of store locations in the ordinary course of business.

                  6G. RATIO OF ASSET BASE TO DEBT. The Company will not permit the ratio of (a) the Asset Base as of the last day of any fiscal month to (b) the remainder of (i) the daily average of the amount of Total Senior Debt outstanding during the fiscal month ending on such date minus (ii) the daily average of cash and marketable securities during the fiscal month ending on such date to be equal to or less than the applicable ratio set forth below:


                  Fiscal Month(s) Ending                   Ratio
                  ----------------------                   -----
                  04/3/99 through 05/29/99                 1.10 to 1
                  07/3/99 through 10/2/99                  1.15 to 1
                  10/30/99 through 12/31/99                1.20 to 1
                  01/29/00                                 1.10 to 1
                  02/26/00 through 12/31/00                1.20 to 1
                  01/27/01                                 1.10 to 1
                  02/24/01 through 12/31/01                1.20 to 1
                  01/26/02                                 1.10 to 1
                  02/23/02 and thereafter                  1.20 to 1


                  6H. FIXED CHARGE COVERAGE RATIO. The Company shall not permit the Fixed Charge Coverage Ratio as of the end of any fiscal quarter to be less than the applicable ratio set forth below:


                  Fiscal Quarter(s) Ending                 Ratio
                  ------------------------                 -----
                  03/31/00 through 06/30/00                1.20 to 1.00
                  09/30/00                                 1.40 to 1.00
                  12/31/00 through 12/31/01                1.75 to 1.00
                  03/31/02 and thereafter                  1.85 to 1.00


                  6I. MINIMUM EBITDA. The Company shall not permit the sum of
(i) EBITDA as of the end of any four consecutive fiscal quarters, plus (ii) for the period of four fiscal quarters ending March 31, 2000, June 30, 2000 and September 30, 2000, Special 1999 Charges (to the extent taken during such period), plus (iii) for the period of four fiscal quarters ending March 31, 2000 and June 30, 2000, Special A/P Charges (to the extent taken during such period), to be less than $85,000,000.

                  6J. INACTIVE SUBSIDIARIES. The Company will not at any time permit its Inactive Subsidiaries, taken as a whole, to have more than $200,000 of assets (based on fair market value) or to generate more than $5,000 of revenues in any fiscal quarter.

                  6K. AMENDMENTS TO FINANCING AGREEMENTS. The Company covenants that, without the consent of the Majority Holders, it will not, and will not permit any Subsidiary to, amend, modify, supplement or restate any Financing Agreement. The Company will not deliver any certificate to the Collateral Agent pursuant to Section 3(f) of the Intercreditor Agreement unless it shall have furnished a copy thereof to each holder of Notes at least ten days prior to the date that it proposes to deliver such certificate to the Collateral Agent.

                  7. EVENTS OF DEFAULT.

                  7A. ACCELERATION. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                      (i) the Company defaults in the payment of any principal
                  or Make-Whole Amount, if any, payable with respect to any Note when the same shall become due, either by the terms thereof or otherwise as herein provided (including, without limitation, paragraph 4A); or

                      (ii) the Company defaults in the payment of any interest
                  on any Note payable with respect to any Note, or the Company or any Subsidiary defaults in the payment of any other amount payable hereunder or under any other Note Document, for more than 3 days after the date due; or

                      (iii) the Company or any Subsidiary defaults (whether as
                  primary obligor or as guarantor or other surety) in any payment of principal of or premium or make-whole amount or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity, provided that the aggregate amount of all obligations (other than -------- any such obligation for money borrowed which is payable solely out of the property or assets of a partnership, joint venture or similar entity of which the Company or any Subsidiary is an equity participant or is secured by a Lien on property or assets owned or held by such an entity without further recourse to or liability of the Company or any Subsidiary) as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing exceeds $5,000,000; or

                      (iv) any representation or warranty made by the Company or any Subsidiary herein or in any other Note Document or by the Company or any Subsidiary or any of their respective officers in any writing furnished in connection with or pursuant to this Agreement or any other Note Document shall be false in any material respect on the date as of which made; or

                      (v) the Company fails to perform or observe any agreement
                  contained in paragraph 6; or

                      (vi) the Company or any Subsidiary fails to perform or
                  observe any other agreement, term or condition contained herein or in any other Note Document (subject to any applicable grace period); or

                      (vii) the Company or any Subsidiary makes an assignment
                  for the benefit of creditors or is generally not paying its debts as such debts become due; or

                      (viii) any decree or order for relief in respect of the
                  Company or any Subsidiary (other than an Inactive Subsidiary) is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "BANKRUPTCY LAW"), of any jurisdiction; or

                      (ix) the Company or any Subsidiary (other than an Inactive
                  Subsidiary) petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or such Subsidiary, or of any substantial part of the assets of the Company or such Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or such Subsidiary under the Bankruptcy Law of any other jurisdiction; or

                      (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary (other than an Inactive Subsidiary) and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                      (xi) any order, judgment or decree is entered in any
                  proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                      (xii) any order, judgment or decree is entered in any
                  proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the Consolidated Total Assets or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the Consolidated Net Earnings of the Company and its Subsidiaries for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                      (xiii) a final judgment or judgments in an aggregate
                  amount in excess of $7,000,000 is or are rendered against the Company and/or any Subsidiaries and, within 60 days after entry thereof, such judgment or judgments are not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment or judgments are not discharged; or

                      (xiv) an Event of Default exists under any BA Credit
                  Agreement or under the Prudential Agreement; or an Event of Default (as defined in the Intercreditor Agreement) exists; or

                      (xv) the Guaranty shall cease to be in full force and
                  effect with respect to any Guarantor (other than as a result of a transaction permitted hereunder), any Guarantor shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of the Guaranty, or any Guarantor (or any Person by, through or on behalf of such Guarantor) shall contest in any manner the validity, binding nature or enforceability of the Guaranty with respect to such Guarantor; or

                      (xvi) any Collateral Document shall cease to be full force and effect with respect to the Company or any Guarantor (other than as a result of a transaction permitted hereunder), the Company or any Guarantor shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of any Collateral Document to which such entity is a party, or the Company or any Guarantor (or any Person by, through or on behalf of the Company or such Guarantor) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document, or any Collateral Document shall cease to be effective to grant a Lien on the collateral described therein with the priority purported to be created thereby; or

                      (xvii) any Lien created by any of the Collateral Documents shall at any time fail to constitute a valid and perfected Lien on all of the collateral purported to be secured thereby, subject to no prior or equal Lien (other than Liens expressly permitted by paragraph 6A(1) hereunder), or the Company or any Subsidiary shall so assert in writing; or

                      (xviii) the Lenders (as defined in the BA Agreements)
                  shall at any time refuse to make revolving loans available to the Company thereunder when requested by the Company; or

                      (xix) the Company shall, on any date, not have in effect a
                  BA Agreement for a revolving loan facility to the Company in the amount of at least $250,000,000 for a period expiring at least 6 months after such date; or

                      (xx) the Company fails to furnish to you and each Other
                  Purchaser by 5:00 pm (New York time) on Monday, April 17, 2000 the audited consolidated financial statements of the Company and its Subsidiaries as at December 31, 1999 and consolidated statements of operations and cash flows and a consolidated statement of capital stock and retained earnings of the Company and its Subsidiaries for the year ended December 31, 1999, all reported by Ernst & Young without material qualification and in a manner acceptable to the Required Holders, then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, any holder of any Note may at its option during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon and together with, to the full extent permitted by applicable law, the Make-Whole Amount, if any, with respect to such Notes, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (vii), (viii), (ix), (x) or (xi) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with, to the full extent permitted by applicable law, the Make-Whole Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) with respect to any other event constituting an Event of Default, the Majority Holder(s) of the Notes may at its or their option during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with, to the full extent permitted by applicable law, the Make-Whole Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

                  7B. RESCISSION OF ACCELERATION. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A(a) or (c), the Majority Holder(s) of the Notes may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and Make-Whole Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Make-Whole Amount at the rate specified in the Notes, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 15 or to the satisfaction (in their sole discretion) of the Majority Holders, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

                  7C. NOTICE OF ACCELERATION OR RESCISSION. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

                  7D. OTHER REMEDIES. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

                  7E. NO CURE OF DEFAULT BY APPLICATION OF COLLATERAL. Notwithstanding anything in this Agreement or any other Note Documents to the contrary, it is understood that if the Company shall fail to pay any amount payable hereunder or thereunder when due and an Event of Default described in paragraph 7A shall have occurred as a result thereof, such Event of Default shall continue to exist (and shall not be deemed to be cured) notwithstanding any repayment of such amount as a result of the application of any proceeds realized from the sale or disposition of any collateral described in any of the Collateral Documents.

                  8. REPRESENTATIONS, COVENANTS AND WARRANTIES. THE COMPANY REPRESENTS, COVENANTS AND WARRANTS AS FOLLOWS:

                  8A. ORGANIZATION; QUALIFICATIONS; CORPORATE POWER. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is formed and the Company and each of its Subsidiaries is duly qualified as a foreign corporation or entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions in which the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has and each Subsidiary has the power to own their respective properties and to carry on their respective businesses as now being conducted. No Subsidiary has outstanding any shares of stock of a class which has priority over any other class as to dividends or in liquidation (except as otherwise disclosed on Schedule 8A). Each of the Company and each Subsidiary has the power and authority to execute and deliver this Agreement, the Other Agreements, the Guaranty, the Collateral Documents, the Notes and all other Note Documents to which it is a party and to perform the provisions hereof and thereof.

                  8B. AUTHORIZATION, ETC. This Agreement, the Other Agreements, the Guaranty, the Collateral Documents, the Notes and all other Note Documents have been duly authorized by all necessary action on the part of the Company and each Subsidiary party thereto and this Agreement, the Other Agreements, the Guaranty, the Collateral Documents and all other Note Documents constitute, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company and each Subsidiary party thereto enforceable against the Company and each such Subsidiary in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  8C. DISCLOSURE. The Company, through its agent, William Blair & Company, has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated July 1998 (the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. The Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements provided pursuant to paragraph 8E, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in
Schedule 8C, or in one of the documents, certificates or other writings identified therein, or in the financial statements provided pursuant to paragraph 8E, since December 31, 1999, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

                  8D. ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES. (a) Schedule 8D contains complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and senior officers.

                  (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 8D as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 8D).

                  (c) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 8D and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

                  (d) The Subsidiaries that are parties to the Guaranty and the Security Agreement constitute all of the Subsidiaries of the Company, other than the Inactive

Subsidiaries, TruServ Specialty Company, LLC and the Foreign Subsidiaries (other than, in the case of the Guaranty only, Cotter Canada Hardware and Variety Company, Inc.). The Company has pledged, pursuant to the Pledge Agreement, all of the capital stock of each Subsidiary, other than TruServ Canada Cooperative Inc. and TruServ Specialty Company, LLC and other than 35% of the capital stock of each Foreign Subsidiary (other than Cotter Canada Hardware and Variety Company, Inc.).

                  8E. FINANCIAL STATEMENTS. (a) The Company has furnished you and each Other Purchaser of any Note with the following financial statements, identified by a Senior Financial Officer of the Company: (i) a consolidated balance sheet of the Company and its Subsidiaries as at fiscal year end in each of the three fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 90 days prior to such date for which audited financial statements have not been released) and consolidated statements of operations and cash flows and a consolidated statement of capital stock and retained earnings of the Company and its Subsidiaries for each such year, all reported on by Ernst & Young (or any independent public accounting firm of recognized national standing) and (ii) a consolidated balance sheet of the Company and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 60 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidated statements of operations and cash flows and a consolidated statement of capital stock and retained earnings for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with GAAP consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of operations, capital stock and retained earnings and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated.

                  (b) There has been no material adverse change in the business, operations, condition (financial or otherwise), assets, properties or prospects of the Company and its Subsidiaries taken as a whole since the end of the most recent fiscal year for which such audited financial statements have been furnished. The projections relating to the Company and its Subsidiaries for the three-year period 2000 through 2002, a copy of which is attached hereto as
Schedule 8E, disclose all material assumptions used in formulating such projections. The Company is not aware of any facts that (individually or in the aggregate) would result in any material change in any of such projections. Such projections have been prepared on the basis of the assumptions stated therein (all of which were made by the Company in good faith), and reflect the reasonable estimates of the Company of the financial condition, results of operations and other information projected therein.

                  (c) Notwithstanding the provisions of paragraph 8E(a) and (b), the representations made by the Company in paragraph 8E(a)(i) as at the Effective Date only shall refer to the audited consolidated financial statements of the Company and its Subsidiaries as at December 31, 1998, and the representations made by the Company in paragraph 8E(a)(ii) as at the Effective Date only shall refer to the unaudited consolidated financial statements of the Company and its Subsidiaries as at September 30, 1999, copies of each of which have been delivered to each Purchaser.

                  8F. ACTIONS PENDING. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which could be reasonably expected to have a Material Adverse Effect.

                  8G. OUTSTANDING DEBT. Neither the Company nor any of its Subsidiaries has outstanding any Debt except as permitted by paragraph 6A(2). There exists no default under the provisions of any instrument evidencing Debt of the Company or any of its Subsidiaries in an amount greater than $250,000 or of any agreement relating thereto (it being understood that the representation and warranty in this sentence is made after giving effect to the effectiveness of this Agreement and the amendments referred to in paragraph 3A(xvi)). All outstanding Funded Debt and all outstanding Current Debt of the Company and its Subsidiaries are listed on and described in reasonable detail on Schedule 8G (including, without limitation, maturity dates, scheduled prepayments, mandatory prepayments, interest rates, the extent (if any) to which such Debt is secured and, if secured, a brief description of the nature of the collateral.)

                  8H. TITLE TO PROPERTIES. The Company has and each of its Subsidiaries has good and marketable title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in paragraph 8E (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6A(1). All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect. The security interests granted under the Security Agreement by the Company and its Subsidiaries (the "SECURITY INTERESTS") are granted as security only and shall not subject the Collateral Agent or any holder of the Notes to, or transfer or in any way affect or modify, any obligation or liability of the Company or any other Debtor (as defined in the Security Agreement) with respect to any of the Collateral (as defined in the Security Agreement) or any transaction in connection therewith. The Security Interests constitute valid security interests under the Uniform Commercial Code as in effect from time to time in the State of Illinois ("UCC") securing the Liabilities (as defined in the Security Agreement). The Security Interests constitute perfected security interests in the Collateral (as defined in the Security Agreement) (except inventory in transit) to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all other liens, claims and rights of others therein except for Permitted Liens (as defined in the Security Agreement).

                  8I. TAXES. The Company has and each of its Subsidiaries has filed all federal, state and other tax returns which are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such unfiled returns and unpaid taxes (i) as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP or (ii) the non-filing or non-payment of which (a) could not be reasonably expected to have a Material Adverse Effect and (b) does not result in the creation of any Lien other than Liens permitted by paragraph 6A(1)(i).

                  8J. CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which could have a Material Adverse Effect. Neither the execution nor delivery of this Agreement, the Other Agreements, the Guaranty, the Collateral Documents, the Notes or any of the other Note Documents, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and thereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (other than the Liens created by the Collateral Documents) upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Schedule 8J attached hereto (as such Schedule 8J may have been modified from time to time by written supplements thereto delivered by the Company and accepted in writing by the Required Holders).

                  8K. OFFERING OF NOTES. Neither the Company nor any agent acting on its behalf (including William Blair & Company) has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than you, the Other Purchasers and not more than 86 Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of Section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

                  8L. USE OF PROCEEDS. The Company has applied the proceeds of the sale of the Notes as set forth in Schedule 8L. None of the proceeds of the sale of any Notes were or will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "MARGIN STOCK" as defined in Regulation U of the Board of Governors of the Federal Reserve System (herein called "MARGIN STOCK") or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is then currently a margin stock or for any other purpose which might constitute the purchase of such Notes a "PURPOSE CREDIT" within the meaning of such Regulation U. Neither the Company nor any agent acting on its behalf (including William Blair &

Company) has taken or will take any action which might cause this Agreement or the Notes to violate Regulation U, Regulation T, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

                  8M. ERISA. No contribution required to have been made to any Plan by the Company or any Subsidiary under the provisions of the Plan or ERISA remains unpaid and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which has caused or could cause a Material Adverse Effect. None of the Company, any Subsidiary or any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which has caused or could cause a Material Adverse Effect. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from or will not involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of the representation of you in paragraph 9B as to the source of funds used by you to purchase any Notes.

                  8N. GOVERNMENTAL CONSENT. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the Effective Date for any Notes with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

                  8O. ENVIRONMENTAL COMPLIANCE. The Company and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all Environmental Laws, except, in any such case, where failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

                  8P. SECTION 144A. The Notes are not of the same class as securities, if any, of the Company listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

                  8Q. STATUS UNDER CERTAIN STATUTES. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

                  8R. PRIORITY OF NOTES; BENEFITED OBLIGATIONS. The Notes constitute "SUPERIOR INDEBTEDNESS" as such term is defined in the Company's Promissory (subordinated) Notes, the form of which is attached hereto as Exhibit D and the Subordinated Debt is subordinated to the Indebtedness owing from time to time by the Company to the holders of the Notes in connection with this Agreement. Schedule 8R lists, as of the date hereof, the principal or face amount of each of the Benefited Obligations held by a Benefited Party and the amount thereof constituting First Tier Benefited Obligations.

                  8S. LICENSES, PERMITS, ETC.

Except as disclosed in Schedule 8S,

                      (i) the Company and its Subsidiaries own or possess all
                  licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

                      (ii) to the best knowledge of the Company, no product of
                  the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

                      (iii) to the best knowledge of the Company, there is no
                  Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

                  8T. YEAR 2000 PROBLEM. The Company and its Subsidiaries (a) have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Problem and (b) have made appropriate inquiries as to the effect the Year 2000 Problem will have on their material suppliers and customers. Based on such a review, program and inquiries, the Company reasonably believes that the Year 2000 Problem will not have a Material Adverse Effect.

                  9. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

                  9A. PURCHASE FOR INVESTMENT. You represent that you have purchased the Note for your own account or for one or more separate accounts maintained by you or for the account of one or more pension, trust or commingled pension trust funds or for the account of one or more investors who are accredited investors within the meaning of Regulation D of the Securities Act for whom you are acting as investment manager, agent or investment advisor and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act of if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

                  9B. SOURCE OF FUNDS. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") used by you to pay the purchase price of the Notes purchased by you hereunder:

                      (i) if you are an insurance company, the Source is your
                  "INSURANCE COMPANY GENERAL ACCOUNT" as defined in Department of Labor Prohibited Transaction Exemption PTE 95-60 (60 FR 35925), July 12, 1995 (hereinafter "PTE 95-60"), and in respect thereof you represent that there is no "EMPLOYEE BENEFIT PLAN" (as defined in section 3(3) of ERISA and section 4975(e)(1) of the Code) established or maintained by the Company (and affiliates thereof as defined in section V(a)(1) of the PTE 95-60) with respect to which the amount of general account reserves and liabilities of all contracts held by or on behalf of such plan exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the National Association of Insurance Commissioners' Annual Statement filed with your state of domicile; or

                      (ii) the Source is either (i) an insurance company pooled
                  separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this clause (ii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                      (iii) the Source constitutes assets of an "INVESTMENT
                  FUND" (within the meaning of Part V of the QPAM Exemption) managed by a "QUALIFIED PROFESSIONAL ASSET MANAGER" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of "CONTROL" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (iii); or

                      (iv) the Source is a governmental plan; or

                      (v) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (v); or

                      (vi) the Source does not include assets of any employee
                  benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this paragraph 9B, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

                  10. DEFINITIONS; ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in paragraph 10A (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10B.

                  10A. DEFINED TERMS.

                  "AFFILIATE" shall mean, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, membership interests, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "AFFILIATE" is a reference to an Affiliate of the Company.

                  "APPLICABLE INTEREST RATE" shall have the meaning specified in paragraph 1A.

                  "ASSET BASE" shall mean, as of the last day of any fiscal month, the total of (i) 85% of the remainder of (A) the daily average for such month of the amount of "ACCOUNTS AND NOTES RECEIVABLE, NET" as would be shown on the Company's consolidated balance sheet minus (B) the sum of (x) all Debt payable to members of the Company and (y) the then outstanding amount of all Indebtedness secured by a Lien on any such Accounts and notes receivable (other than Liens in favor of the Collateral Agent) plus (ii) 50% of the remainder of
(A) the amount, based on the lower of cost or market value, of "INVENTORIES" as would be shown on the Company's consolidated balance sheet as of the last day of such month minus (B) the then outstanding amount of all Indebtedness secured by a Lien on any such Inventories (other than Liens in favor of the Collateral Agent) plus (iii) the remainder of (x) the Specified Percentage (as defined below) of the amount of "PROPERTIES, LESS ACCUMULATED DEPRECIATION" as would be shown on the Company's consolidated balance sheet as of the last day of such month minus (y) the then outstanding amount of all Indebtedness secured by a Lien on any such properties (other than Liens in favor of the Collateral Agent); provided that the "Accounts and notes receivable", "Inventories" and "Properties" of Cotter Canada Hardware and Variety Company Inc. and of TruServ Canada Cooperative Inc. shall be excluded from clauses (i), (ii) and (iii) above; and provided further that the amount determined pursuant to clause (ii) (the "INVENTORY AMOUNT") shall be reduced by the amount (if any) necessary so that the Inventory Amount is not more than 45% of the total of clauses (i), (ii) and (iii). For purposes of the foregoing, "SPECIFIED PERCENTAGE" means (a) from January 1, 2000 through December 31, 2000, 40%, (b) from January 1, 2001 through December 31, 2001, 30%, and (c) thereafter, 20%.

                  "ASSET SALE" shall have the meaning specified in paragraph 6A(3)(i).

                  "ATTORNEY COSTS" shall mean all fees and charges of any law firm or other external counsel, and, without duplication, the allocated costs of internal legal services and all disbursements of internal counsel.

                  "AUTHORIZED OFFICER" shall mean, in the case of the Company, its chief executive officer, its chief financial officer, its chief operating officer or any other officer of the Company designated as an "AUTHORIZED OFFICER" of the Company for the purpose of this Agreement and the other Note Documents in an Officer's Certificate executed by the Company's chief executive officer or chief financial officer and delivered to the holders of the Notes. Any action taken under this Agreement or any other Note Document on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company.

                  "BA CREDIT AGREEMENTS" shall mean (i) the Amended and Restated Credit Agreement dated as of April 14, 2000 among the Company, Bank of America, N.A., as agent, and the various financial institutions party thereto, as amended from time to time, and (ii) any refinancings, renewals or replacements of the credit agreement referred to in clause (i) above.

                  "BANKRUPTCY LAW" shall have the meaning specified in clause
(viii) of paragraph 7A.

                  "BENEFITED OBLIGATIONS" shall have the meaning specified in the Intercreditor Agreement.

                  "BENEFITED PARTIES" shall have the meaning specified in the Intercreditor Agreement.

                  "BUSINESS DAY" shall mean any day other than (i) a Saturday or a Sunday and (ii) a day on which commercial banks in New York City or in the State of Illinois are required or authorized to be closed.

                  "CAPITALIZED LEASE OBLIGATION" shall mean any rental obligation which, under GAAP, is or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expenses) in accordance with such principles.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  "COLLATERAL AGENT" shall mean Bank of America, N.A., a national banking association, in its capacity as collateral agent under the Intercreditor Agreement and the Collateral Documents, together with any successor thereto in such capacity.

                  "COLLATERAL DOCUMENTS" shall mean the Security Agreement, the Trademark Security Agreement, the Pledge Agreement, each Mortgage and any other document or instrument pursuant to which the Company or any Guarantor grants to the Collateral Agent, for the benefit of the Benefited Parties, a security interest in any of its property to secure the payment of any of the Benefited Obligations, as such documents are amended from time to time in accordance with their respective terms and the terms of the Intercreditor Agreement.

                  "CONFIDENTIAL INFORMATION" shall have the meaning specified in paragraph 18.

                  "CONSOLIDATED CAPITALIZATION" shall mean, as of the time of any determination, the sum of (i) Consolidated Net Worth and (ii) Funded Debt of the Company and its Subsidiaries on a consolidated basis.

                  "CONSOLIDATED NET EARNINGS" shall mean with respect to any period:

                      (i) consolidated gross revenues of the Company and its
                  Subsidiaries, minus

                      (ii) all operating and non-operating expenses of the
                  Company and its Subsidiaries including all charges of a proper character (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings which are included in gross revenues, and current additions to reserves and merger integration costs), provided that it is agreed and understood that the following shall not be included in the calculation of consolidated gross revenues of the Company and its Subsidiaries:

                      (a) any gains (net of expenses and taxes applicable
                  thereto) in excess of losses resulting from the sale, conversion or other disposition of capital assets (i.e., assets other than current assets);

                      (b) any gains resulting from the appraised write-up of
                  assets;

                      (c) any equity of the Company or any Subsidiary in the
                  unremitted earnings of any corporation which is not a Subsidiary;

                      (d) any earnings of any Person acquired by the Company or
                  any Subsidiary through purchase, merger or consolidation or otherwise for any year prior to the year of acquisition; or

                      (e) any deferred credit representing the excess of equity
                  in any Subsidiary at the date of acquisition over the cost of the investment in the Subsidiary,

all determined in accordance with GAAP provided that, to the extent that amounts are deducted from Consolidated Net Earnings during the Company's 1999 fiscal year as a result of SOP 98-5, "REPORTING THE COSTS OF START-UP ACTIVITIES", issued by the American Institute of Certified Public Accountants ("SOP 98-5"), in excess of the amount that would have been deducted absent SOP 98-5, such excess shall be added back to Consolidated Net Earnings.

                  "CONSOLIDATED NET WORTH" shall mean, as of any date of determination, the sum of (i) the par value (or value stated on the books of the Company) of the capital stock of all classes of the Company, plus (or minus in the case of a surplus deficit) (ii) the amount of the consolidated surplus, whether capital or earned, of the Company and its Subsidiaries, all determined in accordance with GAAP.

                  "CONSOLIDATED TOTAL ASSETS" shall mean the consolidated assets of the Company and its Subsidiaries calculated in accordance with GAAP.

                  "CONTRACTUAL OBLIGATION" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                  "CURRENT DEBT" shall mean, with respect to any Person, all Indebtedness of such Person for borrowed money which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the debtor to a date more than one year from the date of the creation thereof, provided that (i) borrowings under any revolving credit facility (including, without limitation, the BA Credit Agreements) shall constitute Current Debt and (ii) Guarantees of Indebtedness of Company members in an aggregate amount not to exceed $20,000,000 shall not constitute Current Debt, so long as no event has occurred the result of which would be to cause or permit such Indebtedness to become due prior to any stated maturity.

                  "DEBT" shall mean Current Debt and Funded Debt.

                  "EBITDA" shall mean, for any period, Consolidated Net Earnings for such period plus, to the extent deducted in computing such Consolidated Net Earnings, interest expense, taxes, depreciation and amortization.

                  "EFFECTIVE DATE" shall have the meaning specified in paragraph 3.

                  "ENVIRONMENTAL LAWS" shall mean all federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the

Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

                  "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

                  "FINANCING AGREEMENT" shall have the meaning specified in the Intercreditor Agreement.

                  "FIRST TIER BENEFITED OBLIGATIONS" shall have the meaning specified in the Intercreditor Agreement.

                  "FIXED CHARGE COVERAGE RATIO" shall mean, as of the last day of any fiscal quarter, the ratio of:

                      (a) the sum, for the period of four consecutive fiscal
                  quarters ending on such day, of (i) Consolidated Net Earnings plus (ii) to the extent deducted in determining such Consolidated Net Earnings, interest expense, taxes, operating lease expense, depreciation and amortization plus (iii) for the period of four fiscal quarters ending March 31, 2000, June 30, 2000 and September 30, 2000, Special 1999 Charges (to the extent taken in such period), plus (iv) for the period of four fiscal quarters ending March 31, 2000 and June 30, 2000, Special A/P Charges (to the extent taken in such period), to

                      (b) the sum for such period of (i) operating lease expense and (ii) interest expense;

each as determined for the Company and its Subsidiaries on a consolidated basis.

                  "FOREIGN SUBSIDIARY" shall mean each Subsidiary of the Company which is organized under the laws of any jurisdiction other than, and which is conducting the majority of its business outside of, the United States or any state thereof.

                  "FUNDED DEBT" shall mean and include, (i) any obligation payable more than one year from the date of creation thereof which under GAAP is shown on a balance sheet as a liability (including Capitalized Lease Obligations but excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation and excluding borrowings under any revolving credit facility (including, without limitation, any BA Credit Agreement)); (ii) indebtedness payable more than one year from the date of creation thereof which is secured by any Lien on property owned by the Company or any Subsidiary; and

(iii) Guarantees, provided that Guarantees of Indebtedness of Company members in an aggregate amount not to exceed $20,000,000 shall not constitute Funded Debt, so long as no event has occurred the result of which would be to cause or permit such Indebtedness to become due prior to any stated maturity.

                  "GAAP" shall mean United States generally accepted accounting principles.

                  "GOVERNMENT AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "GUARANTEE" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

                  "GUARANTOR" shall mean, on any day, each Subsidiary that has executed a counterpart of the Guaranty on or prior to that day (or is required to execute a counterpart of the Guaranty on or prior to that day).

                  "GUARANTY" shall mean the Guaranty executed by various Subsidiaries, substantially in the form of Exhibit F, as amended from time to time in accordance with its terms and the terms of the Intercreditor Agreement.

                  "HAZARDOUS MATERIALS" means (a) any "hazardous substance" as defined by CERCLA; (b) any "hazardous waste" or "petroleum," as defined by the Resource Conservation and Recovery Act, as amended; (c) any petroleum product;
(d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other Environmental Law, as amended or hereafter amended; (e) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. 2011 et seq., as amended or hereafter amended; or (f) any other toxic chemical, hazardous substance, contaminant or pollutant, medical waste, infectious waste or hazardous waste.

                  "INACTIVE SUBSIDIARY" means any Subsidiary which does not actively conduct business and which has less than $100,000 of assets.

                  "INCLUDING" shall mean, unless the context clearly requires otherwise, "including without limitation".

                  "INDEBTEDNESS" shall mean, with respect to any Person, without duplication, (i) all items (excluding items of contingency reserves or of reserves for deferred income taxes) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date on which Indebtedness is to be determined, (ii) all indebtedness secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed, and (iii) all indebtedness of others with respect to which such Person has become liable by way of Guarantee.

                  "INSTITUTIONAL INVESTOR" shall mean (i) any original purchaser of a Note (or any of its affiliates) or (ii) any insurance company, pension fund, mutual fund, investment company, bank, savings bank, savings and loan association, investment banking company, broker, dealer, trust company, or any finance or credit company, any portfolio or any investment fund managed by any of the foregoing, or any other institutional investor, and any nominee of the foregoing. The term "INSTITUTIONAL INVESTOR" shall not include any competitor of the Company or its Subsidiaries or any labor union with which the Company then has a collective bargaining agreement; provided that it is understood and agreed that no original purchaser of a Note (or any of its affiliates) shall be deemed to be a competitor of the Company or any of its Subsidiaries for purposes of this Agreement.

                  "INTERCREDITOR AGREEMENT" shall mean the Intercreditor Agreement dated as of April 14, 2000 among the Agent, the Collateral Agent and various other parties, substantially in the form of Exhibit G, as amended from time to time in accordance with its terms.

                  "INVESTMENTS" shall mean any loan or advance to, or ownership, purchase or acquisition of any security (including stock) or obligations of, or any other interest in, or any capital contribution made to, any Person.

                  "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

                  "MAJORITY HOLDER(S)" shall mean the holder or holders of at least 50.1% of the aggregate principal amount of the Notes from time to time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

                  "MATERIAL" means material in relation to the business, operations, affairs, condition (financial or otherwise), assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

                  "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the business, operations, affairs, condition (financial or otherwise), assets, properties or prospects of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company or any Subsidiary to perform its obligations under this Agreement, the Notes, the Other Agreements, the Guaranty, the Collateral Documents or any other Note Documents, or (c) the validity or enforceability of this Agreement, the Notes, the Other Agreements, the Guaranty, the Collateral Documents or any other Note Documents.

                  "MEMORANDUM" shall have the meaning specified in paragraph 8C.

                  "MORTGAGE" shall mean a mortgage, deed of trust, leasehold mortgage or similar instrument granting the Collateral Agent a Lien on real property owned or leased by the Company or any Subsidiary (such Mortgage to be in form and substance satisfactory to the Collateral Agent and the Majority Holders).

                  "MULTIEMPLOYER PLAN" shall mean any Plan which is a "MULTIEMPLOYER PLAN" (as such term is defined in section 4001(a)(3) of ERISA.

                  "NET CASH PROCEEDS" shall mean, with respect to any Asset Sale, the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by the Company or any Subsidiary pursuant to such Asset Sale net of (i) the direct costs relating to such Asset Sale (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by the Company to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (iii) amounts required to be applied to the repayment of any Debt or lease obligations secured by a Lien (other than Liens in favor of the Collateral Agent) on any asset subject to such Asset Sale (if such Lien is permitted by paragraph 6A(1)).

                  "NOTE DOCUMENTS" shall mean this Agreement, the Other Agreements, any Note, the Guaranty, the Intercreditor Agreement, the Collateral Documents, and all other documents delivered to the Collateral Agent or any holder of Notes in connection herewith.

                  "NOTES" shall have the meaning specified in paragraph 1A.

                  "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.

                  "ORIGINAL NPA" shall have the meaning specified in the Recitals hereto.

                  "OVERDUE RATE" shall mean, for each day, a rate per annum equal to the greater of (a) 12.60% and (b) the sum of 3.50% plus the Prime Rate for such day.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "PERSON" shall mean and include an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                  "PLAN" shall mean any employee pension benefit plan (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

                  "PLEDGE AGREEMENT" shall mean the Pledge Agreement among the Company, various Subsidiaries of the Company and the Collateral Agent, substantially in the form of Exhibit H, as amended from time to time in accordance with its terms and the terms of the Intercreditor Agreement.

                  "PRIME RATE" shall mean the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its "BASE" or "PRIME" rate.

                  "PRUDENTIAL AGREEMENT" shall mean, collectively, (i) the Amended and Restated Note Purchase and Private Shelf Agreement dated as of November 13, 1997, among the Company and The Prudential Insurance Company of America and certain of its affiliates ("PRUDENTIAL"), and (ii) the Note Purchase Agreement dated as of April 13, 1992 between the Company and Prudential, each as amended from time to time.

                  "PURCHASER'S ENVIRONMENTAL LIABILITY" shall mean any and all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys' fees at trial and appellate levels and experts' fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against any Purchaser or any of its respective affiliates, shareholders, directors, officers, employees or agents in connection with or arising from:

                  (a) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment to which the Company or any of its Subsidiaries may be subject;

                  (b) the Release by the Company or any of its Subsidiaries of any Hazardous Material on, in, under or affecting all or any portion of any property of the Company or any such Subsidiary, the groundwater, or any of the surrounding areas;

                  (c) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Company or any of its Subsidiaries of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law);

                  (d) any misrepresentation, inaccuracy or breach of any warranty or covenant, contained in or referred to in paragraph 5F or paragraph 80; or

                  (e) the imposition of any lien for damages caused by or the recovery of any costs for the cleanup, release or threatened release of Hazardous Material by the Company or any of its Subsidiaries, or in connection with any property owned or formerly owned by the Company or any of its Subsidiaries.

                  "QPAM EXEMPTION" shall mean Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

                  "RELEASE" means a "release," as such term is defined in CERCLA.

                  "REQUIRED HOLDER(S)" shall mean the holder or holders of at least 66 2/3% of the aggregate principal amount of the Notes from time to time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

                  "RESET DATE" shall mean the first date after the Effective Date on which the Total Senior Debt to EBITDA Ratio has been below 3.00 to 1.00 for a period of four consecutive fiscal quarters.

                  "RESPONSIBLE OFFICER" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company, the general counsel of the Company, or any other officer of the Company involved principally in its financial administration or its controllership function.

                  "RESTRICTED INVESTMENTS" shall mean any Investment prohibited by paragraph 6B.

                  "RESTRICTED PAYMENT" shall have the meaning specified in paragraph 6C.

                  "S&P" shall have the meaning specified in paragraph 1A.

                  "SECURED FUNDED DEBT" shall mean Funded Debt which is secured by any Lien.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

                  "SECURITY AGREEMENT" shall mean the Security Agreement among the Company, various Subsidiaries and the Collateral Agent, substantially in the form of Exhibit I, as amended from time to time in accordance with its terms and the terms of the Intercreditor Agreement.

                  "SENIOR FINANCIAL OFFICER" shall mean the chief financial officer, principal accounting officer, treasurer or controller of the Company.

                  "SENIOR FUNDED DEBT" shall mean Funded Debt of the Company or any of its Subsidiaries on a consolidated basis which is not Subordinated Debt.

                  "SOURCE" shall have the meaning set forth in paragraph 9B.

                  "SPECIAL A/P CHARGES" shall mean, at any time through (and including) June 30, 2000, up to $15,000,000 of accounts payable charges taken by the Company during the four immediately preceding fiscal quarters.

                  "SPECIAL 1999 CHARGES" shall mean up to $100,000,000 of accounting adjustments taken by the Company during the 1999 fiscal year.

                  "SUBORDINATED DEBT" shall mean any Indebtedness of the Company which (i) is not Guaranteed by any other Person, (ii) requires no payment of principal to be made prior to July 1, 2009 and (iii) contains terms of subordination identical to or, in the reasonable determination of the holders of the Notes no less favorable to such holders of the Notes than, the terms of subordination set forth in Exhibit E hereto and, which by virtue of such language and any necessary action of the Board of Directors of the Company, is subordinated to the Indebtedness owing from time to time by the Company to the holders of any Note issued in connection with this Agreement; provided, however, that notwithstanding the foregoing, Indebtedness which requires payment of principal to be made prior to July 1, 2009 that has been or is issued to and beneficially held by any Person that at the time of such issuance is or was a member of the Company shall be considered "SUBORDINATED DEBT" if such Indebtedness otherwise complies with clauses (i) and (iii) above.

                  "SUBORDINATED FUNDED DEBT" shall mean Funded Debt of the Company or any of its Subsidiaries which is Subordinated Debt.

                  "SUBSIDIARY" shall mean any corporation eighty percent (80%) or more of the stock of every class of which, except directors' qualifying shares, shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries. Notwithstanding the foregoing, for purposes of calculating the financial covenants, each of Cotter Canada Hardware and Variety Company Inc. and TruServ Canada Cooperative Inc. will be deemed a Subsidiary of the Company if, in accordance with GAAP, it is consolidated in the financial statements of the Company required to be delivered pursuant to clauses (i) and (ii) of paragraph 5A hereof.

                  "SUBSTANTIAL STOCKHOLDER" shall mean (i) any Person owning, beneficially or of record, directly or indirectly, either individually or together with all other Persons to whom such Person is related by blood, adoption or marriage, stock of the Company (of any class having ordinary voting power for the election of directors) aggregating five percent (5%) or more of such voting power or (ii) any Person related by blood, adoption or marriage to any Person described or coming within the provisions of clause (i) of this definition.

                  "TOTAL SENIOR DEBT" shall mean the sum of (a) all Debt of the Company and its Subsidiaries other than Subordinated Debt and (b) the principal or face amount of all outstanding "LC Obligations" under and as defined in the Intercreditor Agreement.

                  "TOTAL SENIOR DEBT TO EBITDA RATIO" shall mean, as of the last day of any fiscal quarter, the ratio of (a) the remainder of (i) the daily average of the amount of Total Senior Debt outstanding during the last fiscal month of such fiscal quarter minus (ii) the daily average of cash and marketable securities during the last fiscal month of such fiscal quarter to (b) the sum of (i) EBITDA for the period of four consecutive fiscal quarters then ending, plus (ii) for the period of four fiscal quarters ending March 31, 2000, June 30, 2000 and September 30, 2000, Special 1999 Charges (to the extent taken in such period), plus (iii) for the period of four fiscal quarters ending March 31, 2000 and June 30, 2000, Special A/P Charges (to the extent taken in such period).

                  "TRADEMARK SECURITY AGREEMENT" shall mean the Trademark Security Agreement between the Company and the Collateral Agent, substantially in the form of Exhibit J, as amended from time to time in accordance with its terms and the terms of the Intercreditor Agreement.

                  "VOTING STOCK" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                  "YEAR 2000 PROBLEM" shall mean the risk that computer applications and embedded microchips in non-computing devices may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999.

                  10B. ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B.

                  11. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

                  11A. REGISTRATION OF NOTES. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of the Notes.

                  11B. TRANSFER AND EXCHANGE OF NOTES. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name or its nominee), shall be deemed to have made the representation set forth in Section 9B.

                  11C. REPLACEMENT OF NOTES. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation) and

                      (i) in the case of loss, theft, or destruction, of
                  indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, you or an original Other Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                      (ii) in the case of mutilation, upon surrender and
                  cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

                  12. PAYMENTS ON NOTES.

                  12A. PLACE OF PAYMENT. Subject to paragraph 12B, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Kansas City, Missouri at the principal office of the United Missouri Bank in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

                  12B. HOME OFFICE PAYMENT. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in paragraph 12A or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule 1, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to paragraph 12A. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to paragraph 11B. The Company will afford the benefits of this paragraph 12B to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this paragraph 12B.

                  13. EXPENSES, ETC.

                  13A. TRANSACTION EXPENSES. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions (including, without limitation, the transactions contemplated by paragraphs 5J and 5K) and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes or any other Note Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation:
(a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or any other Note Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes or any other Note Documents, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Notes and by the other Note Documents. The Company will pay, and will save you and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you), (ii) all initial and ongoing fees and all expenses of the Collateral Agent and (iii) all liabilities in respect of any filing, recording and other similar fees or expenses, or any stamp, documentary, recording and other similar taxes, if any, which may be payable or which may be determined to be payable with respect to the execution, delivery, filing, recording, or enforcement of this Agreement, the Notes or the other Note Documents.

                  13B. COMPANY INDEMNIFICATION. Whether or not the transactions contemplated by this Agreement are consummated, the Company shall indemnify and hold you and each of your respective officers, directors, employees, counsel, agents and attorneys-in-fact (each an "INDEMNIFIED PERSON") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including attorney's fees and expenses) of any kind or nature whatsoever which may at any time (including at any time following repayment, or transfer by you, of the Notes) be imposed on, incurred by or asserted against any such Indemnified Person in any way relating to or arising out of (i) this Agreement, the Notes or any other Note Document or any document contemplated by or referred to herein or therein, or the transactions contemplated hereby or thereby, or any action taken or omitted by any such Indemnified Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any bankruptcy, insolvency, reorganization or other similar proceeding or any appellate proceeding) related to or arising out of this Agreement, the Notes or any other Note Document, (ii) the use of the proceeds of the Notes, or (iii) any Purchaser's Environmental Liability, in each case, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES") provided that the Company shall not have obligation under this Paragraph 13B to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person.

                  13C. SURVIVAL. The obligations of the Company under this paragraph 13 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes or any other Note Document and the termination of this Agreement or any other Note Document. The obligations of the Company under this paragraph 13 will also survive the release of any collateral, or a transfer of the Company's property by foreclosure or by a deed in lieu of foreclosure, regardless of whether caused by, or within the control of, the Company or any Subsidiary of the Company. The Company, its successors and assigns, hereby waive, release and agree not to make any claim or bring any cost recovery action against any Indemnified Person under CERCLA or any state equivalent, or any other similar law now existing or hereafter enacted. It is expressly understood and agreed that the Company's obligation to any Indemnified Person under the indemnity set forth in paragraph 13B shall be without regard to fault on the part of the Company with respect to the violation or condition which results in liability of any Indemnified Person. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

                  14. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

                  All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Notes and any other Note Document, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement and any other Note Document shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and the other Note Documents embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

                  15. AMENDMENT AND WAIVER.

                  15A. REQUIREMENTS. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of paragraphs 1, 2, 3, 8, 9 or 19 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of paragraph 7 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of paragraphs 4, 7A(i), 7A(ii), 7A(a), 7A(b), 7A(c), 15 or 18.

                  15B. SOLICITATION OF HOLDERS OF NOTES. (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof, of the Notes or of any other Note Document. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this paragraph 15 or pursuant to the provisions of the Intercreditor Agreement or any other Note Document to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

                  (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of any other Note Document unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

                  15C. BINDING EFFECT, ETC. Any amendment or waiver consented to as provided in this paragraph 15 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any rights consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder, under any Note or under any other Note Document shall operate as a waiver of any rights of any holder in such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

                  15D. NOTES HELD BY COMPANY, ETC. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes or under any other Note Document, or have directed the taking of any action provided herein, in the Notes or in any other Note Document to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

                  16. NOTICES.

                  All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                      (i) if to you or your nominee or to any Other Purchaser,
                  or its nominee, to you or it at the address specified for such communications in Schedule 1, or at such other address as you or it shall have specified to the Company in writing,

                      (ii) if to the Company, to the Company at its address set
                  forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this paragraph 16 will be deemed given only when actually received.

                  17. REPRODUCTION OF DOCUMENTS.

                  This Agreement, all other Note Documents and all other agreements relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you on the Effective Date (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This paragraph 17 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

                  18. CONFIDENTIAL INFORMATION.

                  For the purposes of this paragraph 18, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under paragraph 5A that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this paragraph 18, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 18), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph
18), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes, this Agreement or any other Note Document. Each holder of a Note shall, to the extent permitted by applicable law, use reasonable efforts to give the Company timely notice of any event described in paragraph 18(viii)(w)(x) or (y) of the preceding sentence which may require disclosure of Confidential Information so that the Company will have an opportunity to seek a protective order. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this paragraph 18 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this paragraph 18.

                  19. SUBSTITUTION OF PURCHASER.

                  You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in paragraph 9. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this paragraph 19), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this paragraph 19), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

                  20. MISCELLANEOUS.

                  20A. SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

                  20B. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

                  20C. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

                  20D. CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person. This Agreement and the Notes are the result of negotiations among and have been reviewed by counsel to the holders of the Notes and the Company, and are the product of all parties. Accordingly, they shall not be construed against the holders of the Notes merely because of the involvement of the holders of the Notes in their preparation.

                  20E. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

                  20F. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law in such State that would require the application of the laws of a jurisdiction other than such State.

                  20G. SUBMISSION TO JURISDICTION. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York County for purposes of all legal proceedings arising out of or relating to this Agreement, the Notes or the transactions contemplated hereby or thereby. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                  20H. WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND EACH HOLDER OF NOTES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  20I. AMENDMENT AND RESTATEMENT. This Agreement amends and restates the Original NPA in its entirety and, on and after the Effective Date, the Original NPA shall be of no further force or effect (except for any provision thereof which by its terms survives termination thereof).

                  20J. INTERCREDITOR AGREEMENT; COLLATERAL MATTERS. (a) Collateral Agent. Each holder of Notes hereby acknowledges and agrees that Bank of America, N.A., may act as Collateral Agent under the Intercreditor Agreement.

                  (b) Release of Liens. Each holder of Notes irrevocably authorizes the Collateral Agent, at its option and in its discretion, (i) to release any Lien on any property granted to or held by the Collateral Agent under any Collateral Document (x) upon payment in full of all Notes and all other obligations of the Company hereunder and under the other Note Documents;
(y) which is sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder or (z) subject to paragraph 15, if approved, authorized or ratified in writing by the Required Holders; (ii) to subordinate any Lien on any property granted to or held by the Collateral Agent under any Collateral Document to the holder of any Lien on such property which is permitted by paragraph 6A(1) hereof; and (iii) to release any Guarantor from its obligations under the Guaranty if such entity ceases to be a Subsidiary as a result of a transaction permitted hereunder. Upon request by the Collateral Agent at any time, the Required Holders will confirm in writing the Collateral Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this paragraph 20J(b).

                  20K. WAIVER. By signing this Agreement, the Required Holders waive the Company's non-compliance with the financial covenants contained in paragraph 6H of the Original NPA for the periods ended December 31, 1999 and March 31, 2000 or with paragraph 6A(2) of the Original NPA for the periods ended December 31, 1999, January 31, 2000, February 29, 2000 and March 31, 2000.

                  20L. INTEREST RATE LIMITATION. Nothing contained in the definition of Overdue Rate or in any Note Document shall require the Company or any Subsidiary to pay interest at a rate exceeding the maximum rate permitted by applicable law.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                    * * * * *

If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                             Very truly yours,

                                             TRUSERV CORPORATION


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:



                                             By:
                                                --------------------------------
                                                Name:
                                                Title:



The foregoing Agreement is
hereby accepted as of the
date first above written.



[Name of Purchaser]


By:
   --------------------------------
   Name:
   Title:

                                                                      SCHEDULE 1


                       INFORMATION RELATING TO PURCHASERS


                                                             Principal Amount of
Name and Address of Purchaser                                   Notes Purchased
-----------------------------                                -------------------

WHITING & CO.                                                   $26,750,000

(1)      All payments by wire transfer
         of immediately available
         funds to:

                  Bank of NYC/CTR/BBK
                  IOC566 - Custody
                  JPMIM Incoming Wire Account
                  ABA=021000018
                  Ref:  TruServ Corp.

         with sufficient information
         to identify the source and
         application of such funds.

(2)      All notices of payments and
         written confirmations of such
         wire transfers:

                  J.P. Morgan Investment Management Inc.
                  Securities Administration
                  522 Fifth Avenue
                  New York, N.Y.  10036

(3)      All other communications:

                  J.P. Morgan Investment Management Inc.
                  Securities Administration
                  522 Fifth Avenue
                  New York, N.Y.  10036

                                                                      SCHEDULE 1


                       INFORMATION RELATING TO PURCHASERS

                                                             Principal Amount of
Name and Address of Purchaser                                  Notes Purchased
-----------------------------                                ------------------

WHITING & CO.                                                   $2,000,000

(1)      All payments by wire transfer
         of immediately available
         funds to:

                  Bank of NYC/CTR/BBK
                  IOC566 - Custody
                  JPMIM Incoming Wire Account
                  ABA=021000018
                  Ref:  TruServ Corp.

         with sufficient information
         to identify the source and
         application of such funds.

(2)      All notices of payments and
         written confirmations of such
         wire transfers:

                  J.P. Morgan Investment Management Inc.
                  Securities Administration
                  522 Fifth Avenue
                  New York, N.Y.  10036

(3)      All other communications:

                  J.P. Morgan Investment Management Inc.
                  Securities Administration
                  522 Fifth Avenue
                  New York, N.Y.  10036

                                                                      SCHEDULE 1


                       INFORMATION RELATING TO PURCHASERS


                                                             Principal Amount of
Name and Address of Purchaser                                  Notes Purchased
-----------------------------                                ------------------
HARE & CO.                                                        $500,000

(1)      All payments by wire transfer
         of immediately available
         funds to:

                  State Street Bank and Trust Co. - Boston Ma
                  ABA #011-000-028
                  A/C #EF4A
                  A/C Name:  Global Strategic Income (Corporate)

         with sufficient information
         to identify the source and
         application of such funds.

(2)      All notices of payments and
         written confirmations of such
         wire transfers:

                  State Street Bank and Trust Co.
                  One Heritage Drive
                  North Quincy, Massachusetts  02171
                  Attn.:  Phil Cummings

(3)      All other communications:

                  State Street Bank and Trust Co.
                  One Heritage Drive
                  North Quincy, Massachusetts  02171
                  Attn.:  Phil Cummings

                                                                      SCHEDULE 1


                       INFORMATION RELATING TO PURCHASERS


                                                             Principal Amount of
Name and Address of Purchaser                                 Notes Purchased
-----------------------------                                ------------------
KANE & CO.                                                       $750,000

(1)      All payments by wire transfer
         of immediately available
         funds to:

                  Chase Manhattan Bank
                  ABA #021-000-021
                  FFC:  P81858 (Kane & Co.)

         with sufficient information
         to identify the source and
         application of such funds.

(2)      All notices of payments and
         written confirmations of such
         wire transfers:

                  Chase Manhattan Bank, N.A.
                  Three Chase Metrotec Center (6th Floor)
                  Brooklyn, New York  11245
                  Attn:    Mariam Lopez

(3)      All other communications:

                  Chase Manhattan Bank, N.A.
                  Three Chase Metrotec Center (6th Floor)
                  Brooklyn, New York  11245
                  Attn:    Mariam Lopez

                                                                      SCHEDULE 1


                       INFORMATION RELATING TO PURCHASERS


                                                                                Principal Amount of
Name and Address of Purchaser                                                     Notes Purchased
-----------------------------                                                   ------------------
ALLSTATE LIFE INSURANCE COMPANY                                                    $13,333,340

(1)      All payments by wire transfer
         of immediately available
         funds to:

                  BBK = Harris Trust and Savings Bank
                        ABA #071000288
                  BNF = Allstate Life Insurance Company
                        Collection Account #168-117-0
                  ORG = TruServ Corp.
                  OBI = DPP - PPN: 89824@AE5 Payment Due
                        Date (MM/DD/YY) -
                        P_ (Enter "P" and amount of principal
                        being remitted, for example,
                        P 5000000.00)
                        I_(Enter "I" and amount of interest being remitted, for example, I 225000.00)

         with sufficient information
         to identify the source and
         application of such funds.

(2)      All notices of payments and
         written confirmations of such
         wire transfers:
                  Allstate Insurance Company
                  Investment Operations - Private Placements
                  3075 Sanders Road, Suite G4A
                  Northbrook, Illinois 60062-7127
                  Telephone:  (847) 402-2769
                  Telecopy:   (847) 326-5040

(3)      All other communications:

                  Allstate Life Insurance Company
                  Private Placement Department
                  3075 Sanders Road, Suite G3A
                  Northbrook, Illinois 60062-7127
                  Telephone:  (847) 402-4394
                  Telecopy:   (847) 326-3092

                                                                      SCHEDULE 1


                       INFORMATION RELATING TO PURCHASERS


                                                                               Principal Amount of
Name and Address of Purchaser                                                    Notes Purchased
-----------------------------                                                  -------------------
ALLSTATE LIFE INSURANCE COMPANY                                                     $6,666,660

(1)      All payments by wire transfer
         of immediately available
         funds to:

                  BBK = Harris Trust and Savings Bank
                        ABA #071000288
                  BNF = Allstate Life Insurance Company
                        Collection Account #168-117-0
                  ORG = TruServ Corp.
                  OBI  = DPP - PPN: 89824@AE5 Payment Due
                         Date (MM/DD/YY) -
                         P_ (Enter "P" and amount of principal
                         being remitted, for example,
                         P 5000000.00)
                         I_(Enter "I" and amount of interest being remitted, for example, I 225000.00)

         with sufficient information
         to identify the source and
         application of such funds.

(2)      All notices of payments and
         written confirmations of such
         wire transfers:
                  Allstate Insurance Company
                  Investment Operations - Private Placements
                  3075 Sanders Road, Suite G4A
                  Northbrook, Illinois 60062-7127
                  Telephone:  (847) 402-2769
                  Telecopy:   (847) 326-5040


(3)      All other communications:

                  Allstate Life Insurance Company
                  Private Placement Department
                  3075 Sanders Road, Suite G3A
                  Northbrook, Illinois 60062-7127
                  Telephone:  (847) 402-4394
                  Telecopy:    (847) 326-3092

                                                                      SCHEDULE 1


                       INFORMATION RELATING TO PURCHASERS

                                                             Principal Amount of
Name and Address of Purchaser                                  Notes Purchased
-----------------------------                                ------------------
ALLSTATE INSURANCE COMPANY                                      $10,000,000

(1)      All payments by wire transfer
         of immediately available
         funds to:

                  BBK = Harris Trust and Savings Bank
                        ABA #071000288
                  BNF = Allstate Insurance Company
                        Collection Account #168-114-7
                  ORG = TruServ Corp.
                  OBI = DPP - PPN: 89824@AE5 Payment Due
                        Date (MM/DD/YY) -
                        P_ (Enter "P" and amount of principal
                        being remitted, for example,
                        P 5000000.00)
                        I_(Enter "I" and amount of interest
                        being remitted, for example,
                        I 225000.00)

         with sufficient information
         to identify the source and
         application of such funds.

(2)      All notices of payments and
         written confirmations of such
         wire transfers:
                  Allstate Insurance Company
                  Investment Operations - Private Placements
                  3075 Sanders Road, Suite G4A
                  Northbrook, Illinois 60062-7127
                  Telephone:  (847) 402-2769
                  Telecopy:   (847) 326-5040


(3)      All other communications:

                  Allstate Life Insurance Company
                  Private Placement Department
                  3075 Sanders Road, Suite G3A
                  Northbrook, Illinois 60062-7127
                  Telephone:  (847) 402-4394
                  Telecopy:   (847) 326-3092

                                                                      SCHEDULE 1


                       INFORMATION RELATING TO PURCHASERS

                                                             Principal Amount of
Name and Address of Purchaser                                  Notes Purchased
-----------------------------                                ------------------

AID ASSOCIATION FOR LUTHERANS                                     $10,000,000

(1)      All payments by wire transfer
         of immediately available
         funds to:

                  Citibank, N.A.
                  ABA #021-000-089
                  DDA #36126473
                  Attn:    Judy Rock
                  Ref. Account #846647
                  Aid Association for Lutherans Custody Account
                  $105,000,000 Senior Secured Notes Due 2008
                  July 1, 2008
                  payable date
                  principle and interest breakdown

         with sufficient information
         to identify the source and
         application of such funds.

(2)      All notices of payments and
         written confirmations of such
         wire transfers:




                  Income Collection and Disbursement
                  REF Account #846647
                  Aid Association for Lutherans Custody Account
                  3800 Citibank Center Tampa
                  Building B, Floor 1, Zone 7
                  Tampa, Florida  33610-9122
                  Attn:    Income Collection/Judith Rock


(3)      All other communications:

                  Investment Department
                  Aid Association for Lutherans
                  4321 North Ballard Road
                  Appleton, Wisconsin  54919

                                                                      SCHEDULE 1


                       INFORMATION RELATING TO PURCHASERS

                                                             Principal Amount of
Name and Address of Purchaser                                  Notes Purchased
-----------------------------                                ------------------

KEYPORT LIFE INSURANCE COMPANY
C/O STEIN ROE & FARNHAM INCORPORATED                              $10,000,000

(1)      All payments by wire transfer
         of immediately available
         funds to:

                  Federal Reserve Bank of Boston
                  ABA# 011001234 / BOS SAFE DEP
                  DDA# 125261
                  For:  KEYPORT / # KEYF0005002
                  CUSIP, Pay Date
                  Physical Private: Federal Reserve Bank of Boston

                  Placement Wire:   011001234/BOS SAFE DEP

                  Instructions for Income: Attn.:  MBS Income CC:  1253
                                           For:  Keyport / # KEYF0005002
                                           Cusip, Description of Security,
                                           Pay Date

         with sufficient information
         to identify the source and
         application of such funds.

(2)      All notices of payments and
         written confirmations of such
         wire transfers:

                  Keyport Life Insurance Company
                  c/o Stein Roe & Farnham Incorporated
                  1 South Wacker Drive
                  Chicago, Illinois  60606
                  Attn.:   Private Placements

(3)      All other communications:

                  Keyport Life Insurance Company
                  c/o Stein Roe & Farnham Incorporated
                  1 South Wacker Drive
                  Chicago, IL 60606

                                                                      SCHEDULE 1


                       INFORMATION RELATING TO PURCHASERS


                                                             Principal Amount of
Name and Address of Purchaser                                  Notes Purchased
-----------------------------                                ------------------

NATIONWIDE LIFE INSURANCE COMPANY
                                                                 $10,000,000
(1)      All payments by wire transfer
         of immediately available
         funds to:

                  The Bank of New York
                  ABA #021-000-018
                  BNF: IOC566
                  F/A/O Nationwide Life Insurance Company
                  Attn.: P&I Department
                  PPN #89824@AE5
                  Security Description ___________________

         with sufficient information
         to identify the source and
         application of such funds.

(2)      All notices of payments and
         written confirmations of such
         wire transfers:

                  Nationwide Life Insurance Company
                  c/o The Bank of New York
                  P.O. Box 19266
                  Attn.: P&I Department
                  Newark, New Jersey  07915

With a copy to :

                        Nationwide Life Insurance Company
                        Attn.: Investment Accounting
                        One Nationwide Plaza (1-32-05)
                        Columbus, Ohio 43215-2220


(3)      All other communications:

                  Nationwide Life Insurance Company
                  One Nationwide Plaza
                  Columbus, Ohio  43215
                  Attn.:   Corporate Fixed-Income Securities

                                                                      SCHEDULE 1


                       INFORMATION RELATING TO PURCHASERS


                                                             Principal Amount of
Name and Address of Purchaser                                  Notes Purchased
-----------------------------                                ------------------

FEDERATED MUTUAL INSURANCE COMPANY
                                                                 $3,000,000
(1)      All payments by wire transfer
         of immediately available
         funds to:

                  Norwest Bank Minnesota, N.A.
                  ABA #091000019
                  s/B BNF A/C # 0000840245
                  BNF A/C Name:  Trust Clearing Acct.
                  OBI:       FFC to A/C #12364600
                             Federated Mutual Insurance Company

         with sufficient information
         to identify the source and
         application of such funds.

(2)      All notices of payments and
         written confirmations of such
         wire transfers:

                  Federal Mutual Insurance Company
                  Attn.:   Mark Hood
                  121 East Park Square
                  Owatonna, Minnesota  55060

(3)      All other communications:

                  Federated Mutual Insurance Company
                  Attn.:   Mark Hood
                  121 East Park Square
                  Owatonna, Minnesota  55060

(4)      Federal Tax ID#: 41-0417460

                                                                      SCHEDULE 1


                       INFORMATION RELATING TO PURCHASERS

                                                             Principal Amount of
Name and Address of Purchaser                                  Notes Purchased
-----------------------------                                -------------------

FEDERATED LIFE INSURANCE COMPANY
                                                                 $2,000,000
(1)      All payments by wire transfer
         of immediately available
         funds to:

                  Northwest Bank Minnesota, N.A.
                  ABA #091000019
                  BNF A/C S/B# 0000840245
                  BNF A/C Name: Trust Clearing Acct.
                  OBI: FFC to A/C #12364500
                       Federated Life Insurance Company

         with sufficient information
         to identify the source and
         application of such funds.

(2)      All notices of payments and
         written confirmations of such
         wire transfers:

                  Federated Life Insurance Company
                  Attn.:  Mark Hood
                  121 East Park Square
                  Owatonna, Minnesota  55060

(3)      All other communications:

                  Federated Life Insurance Company
                  Attn.: Mark Hood
                  121 East Park Square
                  Owatonna, Minnesota  55060

(4)      Federal Tax ID#: 41-6022443

                                                                     SCHEDULE 1


                       INFORMATION RELATING TO PURCHASERS


                                                             Principal Amount of
Name and Address of Purchaser                                  Notes Purchased
-----------------------------                                -------------------

MODERN WOODMEN OF AMERICA                                         $5,000,000

(1)      All payments by wire transfer
         of immediately available
         funds to:

                  The Northern Trust Company
                  50 South LaSalle Street
                  Chicago, Illinois 60675
                  ABA No. 071-000-152
                  Account Name:  Modern Woodmen of America
                  Account No.: 84352

                  Each such wire transfer shall set forth the name of the Company, the full title (including the applicable coupon rate and final maturity date) of the Notes, a reference to PPN. No. 89824@AE5 and the due date and application (as among principal, premium and interest)

         with sufficient information
         to identify the source and
         application of such funds.

(2)      All notices of payments and
         written confirmations of such
         wire transfers:

                  Modern Woodmen of America
                  Attn.:   Investment Accounting Department
                  1701 First Avenue
                  Rock Island, Illinois  61201

(3)      All other communications:

                  Modern Woodmen of America
                  Attn.:   Investment Department
                  1701 First Avenue
                  Rock Island, Illinois  61201

                                                                      SCHEDULE 1


                       INFORMATION RELATING TO PURCHASERS

                                                             Principal Amount of
Name and Address of Purchaser                                  Notes Purchased
-----------------------------                                -------------------

AMERITAS LIFE INSURANCE CORP.                                      $3,000,000

(1)      All payments by wire transfer
         of immediately available
         funds to:

                  U.S. Bank
                  ABA #104-000-029
                  Acct. #1-494-0070-0188
                  Re. Description of Note; Principal & Interest Breakdown Principal and Interest Breakdown

         with sufficient information
         to identify the source and
         application of such funds.

(2)      All notices of payments and
         written confirmations of such
         wire transfers:

                  Ameritas Life Insurance Corp.
                  5900 "O" Street
                  Lincoln, Nebraska  68510-2234
                  ATTN.: James Mikus
                  Telecopy:  (402) 467-6970

(3)      All other communications:

                  Ameritas Life Insurance Corp.
                  5900 "O" Street
                  Lincoln, Nebraska  68510-2234
                  ATTN.: James Mikus

                                                                      SCHEDULE 1


                       INFORMATION RELATING TO PURCHASERS

                                                                       Principal Amount of
Name and Address of Purchaser                                            Notes Purchased
-----------------------------                                          -------------------
NATIONAL GUARDIAN LIFE INS. CO                                               $2,000,000

(1)      All payments by wire transfer
         of immediately available
         funds to:

             Firstar Bank Madison
             P.O. Box 7900
             Madison, Wisconsin  53707
             ABA No. 075900465
             For credit to:  National Guardian Life Insurance Company
             Account No.: 312 335 010

         with sufficient information
         to identify the source and
         application of such funds.

(2)      All notices of payments and
         written confirmations of such
         wire transfers:

                  Attn.:   Investment Department
                  National Guardian Life Insurance Company
                  2 East Gilman Street
                  P.O. Box 1191
                  Madison, Wisconsin  53701-1191

(3)      All other communications:

                  Attn.:   Investment Department
                  National Guardian Life Insurance Company
                  2 East Gilman Street
                  P.O. Box 1191
                  Madison, Wisconsin  53701-1191


                                                                       EXHIBIT A


                                 [FORM OF NOTE]

                               TRUSERV CORPORATION

                          SENIOR SECURED NOTE DUE 2008


No. [_____]                                                       April 14, 2000
$[________]                                                       PPN: 89824@AE5


FOR VALUE RECEIVED, the undersigned, TruServ Corporation (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [___________________], or registered assigns, the principal sum of [_____________] DOLLARS on July 1, 2008, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof from (and including) the Original Issuance Date to (but excluding) the date of repayment in full of all amounts due hereunder, at a rate per annum equal to (x) for each day during the period from (and including) the Original Issuance Date to (but excluding) April 1, 1999, 6.85% (y) for each day during the period from (and including) April 1, 1999 to (but excluding) January 1, 2000, 7.35%, and (z) for each day during the period from (and including) January 1, 2000 to (but excluding) the date of repayment in full of all amounts due hereunder, the Applicable Interest Rate, in each case payable semiannually, on the first day of January and July in each year and at maturity, and (b) to the extent permitted by law on any overdue payment (whether by acceleration or otherwise and including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum equal to the Overdue Rate. In this Note:

"APPLICABLE INTEREST RATE" shall mean, for each day during each Relevant Period,

                  (a) 10.10%, if (i) the long-term unsecured debt of the Company is not rated by Standard & Poor's Rating Services, a Division of The McGraw-Hill Companies, Inc. ("S&P"), on the first day of such Relevant Period, or (ii) the long-term unsecured debt of the Company is rated lower than BBB by S&P on the first day of such Relevant Period;

                  (b) 9.25%, if the long-term unsecured debt of the Company is rated BBB or higher by S&P on the first day of such Relevant Period;

provided, however, that the Applicable Interest Rate shall mean, for each day during any Relevant Period in which an Event of Default (as defined in the Note Purchase Agreements referred to below) shall have occurred or be continuing, the Overdue Rate for such day.

"RELEVANT PERIOD" shall mean (i) each six-month period from (and including) January 1 of each year to (but excluding) July 1 of such year and (ii) each six-month period from (and including) July 1 of each year to (but excluding) January 1 of the immediately succeeding year.

"OVERDUE RATE" shall mean, for each day, a rate per annum equal to the greater of (i) 12.60% and (ii) the sum of 3.5% plus the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in the City of New York as its "base" or "PRIME" rate for such day;

"ORIGINAL ISSUANCE DATE" shall mean September 10, 1998; and

"RELEVANT PERIOD" shall mean (i) each six-month period from (and including) January 1 of each year to (but excluding) July 1 of such year and (ii) each six-month period from (and including) July 1 of each year to (but excluding) January 1 of the immediately succeeding year.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Kansas City, Missouri or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

This Note is one of a series of Senior Notes (herein called the "NOTES") issued pursuant to separate Amended and Restated Note Purchase Agreements, dated as of April 14, 2000 (as from time to time amended, the "NOTE PURCHASE AGREEMENTS"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in paragraph 18 of the Note Purchase Agreements and (ii) to have made the representation set forth in paragraph 9B of the Note Purchase Agreements.

This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

This Note is also entitled to the benefits of the Guaranty and the Collateral Documents referred to in the Note Purchase Agreements.

If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice of law principles in such State that would require the application of the laws of a jurisdiction other than such State.

                                                     TruServ Corporation




                                                     By
                                                       -------------------------
                                                       Name:
                                                       Title:

                                  SCHEDULE 6A2

                    [Debt outstanding as of March 31, 2000]

                                   SCHEDULE 8E

           [Projections on a quarterly basis through 12/31/2000 and on an annual basis for 2001 and 2002]

                                TABLE OF CONTENTS

1.     DESCRIPTION OF NOTES.......................................................................................2
       1A.    Description Of Notes................................................................................2
       1B.    Original Issuance Date; Replacement Of Notes; Amendment Fee.........................................2

2.     OTHER AGREEMENTS; OTHER NOTES..............................................................................3


3.     EFFECTIVENESS..............................................................................................3

       3A.    Certain Documents...................................................................................3
       3B.    Representations and Warranties; Performance; No Default.............................................5
       3C.    Purchase Permitted by Applicable Laws...............................................................5
       3D.    Other Purchasers....................................................................................6
       3E.    Private Placement Number............................................................................6
       3F.    Changes in Corporate Structure......................................................................6
       3G.    Proceedings and Documents...........................................................................6

4.     PREPAYMENTS................................................................................................6

       4A.    Required Prepayments................................................................................6
       4B.    Optional Prepayments with Make-Whole Amount.........................................................6
       4C.    Allocation of Partial Prepayments...................................................................7
       4D.    Maturity; Surrender, etc............................................................................7
       4E.    Purchase of Notes...................................................................................7
       4F.    Make-Whole Amount...................................................................................7

5.     AFFIRMATIVE COVENANTS......................................................................................9

       5A.    Financial Statements................................................................................9
       5B.    Inspection.........................................................................................11
       5C.    Maintenance of Properties..........................................................................12
       5D.    Maintenance of Insurance...........................................................................12
       5E.    Cooperative Status.................................................................................12
       5F.    Compliance with Laws...............................................................................13
       5G.    Payment of Taxes and Claims........................................................................13
       5H.    Corporate Existence, etc...........................................................................13
       5I.    Collateral Accounting Systems Examination..........................................................13
       5J.    Real Estate Documents..............................................................................13
       5K.    Further Assurances.................................................................................14
       5L.    Waiver of Negative Pledge..........................................................................15

6.     NEGATIVE COVENANTS........................................................................................15

       6A.    Lien, Debt and Other Restrictions..................................................................15
       6B.    Restricted Investments.............................................................................19
       6C.    Restricted Payments................................................................................19
       6D.    Compliance with ERISA..............................................................................20
       6E.    No Change in Subordination Terms, etc..............................................................20
       6F.    Nature of Business.................................................................................20
       6G.    Ratio of Asset Base to Debt........................................................................21
       6H.    Fixed Charge Coverage Ratio........................................................................21
       6I.    Minimum EBITDA.....................................................................................21
       6J.    Inactive Subsidiaries..............................................................................21
       6K.    Amendments to Financing Agreements.................................................................21

7.     EVENTS OF DEFAULT.........................................................................................22

       7A.    Acceleration.......................................................................................22
       7B.    Rescission of Acceleration.........................................................................25
       7C.    Notice of Acceleration or Rescission...............................................................26
       7D.    Other Remedies.....................................................................................26
       7E.    No Cure of Default by Application of Collateral....................................................26

8.     REPRESENTATIONS, COVENANTS AND WARRANTIES.................................................................26

       8A.    Organization; Qualifications; Corporate Power......................................................26
       8B.    Authorization, etc.................................................................................26
       8C.    Disclosure.........................................................................................27
       8D.    Organization and Ownership of Shares of Subsidiaries; Affiliates...................................27
       8E.    Financial Statements...............................................................................28
       8F.    Actions Pending....................................................................................29
       8G.    Outstanding Debt...................................................................................29
       8H.    Title to Properties................................................................................29
       8I.    Taxes..............................................................................................29
       8J.    Conflicting Agreements and Other Matters...........................................................30
       8K.    Offering of Notes..................................................................................30
       8L.    Use of Proceeds....................................................................................30
       8M.    ERISA..............................................................................................31
       8N.    Governmental Consent...............................................................................31
       8O.    Environmental Compliance...........................................................................31
       8P.    Section 144A.......................................................................................31
       8Q.    Status under Certain Statutes......................................................................31
       8R.    Priority of Notes; Benefited Obligations...........................................................32
       8S.    Licenses, Permits, etc.............................................................................32
       8T.    Year 2000 Problem..................................................................................32

9.     REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS..........................................................32

       9A.    Purchase for Investment............................................................................32
       9B.    Source of Funds....................................................................................33

10.    DEFINITIONS; ACCOUNTING MATTERS...........................................................................34

       10A. Defined Terms........................................................................................34
       10B. Accounting Principles, Terms and Determinations......................................................45

11.    REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.............................................................45

       11A. Registration of Notes................................................................................45
       11B. Transfer and Exchange of Notes.......................................................................45
       11C. Replacement of Notes.................................................................................46

12.    PAYMENTS ON NOTES.........................................................................................46

       12A. Place of Payment.....................................................................................46
       12B. Home Office Payment..................................................................................46

13.    EXPENSES, ETC.............................................................................................47

       13A. Transaction Expenses.................................................................................47
       13B. Company Indemnification..............................................................................47
       13C. Survival.............................................................................................48

14.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT..............................................48


15.    AMENDMENT AND WAIVER......................................................................................49

       15A. Requirements.........................................................................................49
       15B. Solicitation of Holders of Notes.....................................................................49
       15C. Binding Effect, etc..................................................................................49
       15D. Notes Held by Company, etc...........................................................................50

16.    NOTICES...................................................................................................50


17.    REPRODUCTION OF DOCUMENTS.................................................................................50


18.    CONFIDENTIAL INFORMATION..................................................................................51


19.    SUBSTITUTION OF PURCHASER.................................................................................52


20.    MISCELLANEOUS.............................................................................................52

       20A. Successors and Assigns...............................................................................52
       20B. Payments Due on Non-Business Days....................................................................52
       20C. Severability.........................................................................................52
       20D. Construction.........................................................................................52
       20E. Counterparts.........................................................................................52
       20F. Governing Law........................................................................................53
       20G. Submission to Jurisdiction...........................................................................53
       20H. WAIVER OF JURY TRIAL.................................................................................53
       20I.   Amendment and Restatement..........................................................................53
       20J. Intercreditor Agreement; Collateral Matters..........................................................53
       20K. Waiver...............................................................................................54
       20L. Interest Rate Limitation.............................................................................54

Exhibits

Exhibit A            Form of Note
Exhibit B            Form of Opinion of Michael Best & Friedrich LLC
Exhibit C            [Not Used]
Exhibit D            Form of Promissory Notes
Exhibit E            Form of Subordination Provisions
Exhibit F            Guaranty
Exhibit G            Intercreditor Agreement
Exhibit H            Pledge Agreement
Exhibit I            Security Agreement
Exhibit J            Trademark Security Agreement

Schedules

Schedule 1           Purchasers
Schedule 5J          Part 1 - Primary Property
                     Part 2 - Secondary Property
Schedule 6A(1)       Liens
Schedule 6A(2)       Debt
Schedule 6B          Investments
Schedule 8A          Subsidiary Stock
Schedule 8C          Change
Schedule 8D          Subsidiaries, Affiliates, Directors/Officers and Agreements
Schedule 8E          Financial Statements/Projections
Schedule 8G          Outstanding Funded and Current Debt
Schedule 8J          Restricting Agreements
Schedule 8L          Proceeds of Notes
Schedule 8R          Benefited Obligations
Schedule 8S          Licenses, Permits